SUMMIT MUTUAL FUNDS, INC.

Summit Apex Series

STATEMENT OF ADDITIONAL INFORMATION

February 1, ~~2007~~ 2008

~~(As Supplemented Effective March 1, 2007)~~

This Statement of Additional Information regarding seven of the twenty-one Funds of Summit Mutual Funds, Inc. ("Summit Mutual Funds"), is not a prospectus.  The seven "Apex Series" of Summit Mutual Funds described in this Statement of Additional Information include:  Everest Fund, Large Cap Growth Fund, Nasdaq-100 Index Fund, Bond Fund, Short-term Government Fund, High Yield Bond Fund and Money Market Fund.  Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectus.  Accordingly, this Statement should be read in conjunction with Summit Mutual Funds' current Prospectus dated February 1, 200 8 ~~7 (As Supplemented Effective March 1, 2007)~~ , which may be obtained by calling Summit Mutual Funds, c/o U. S. Bancorp Fund Services, LLC, (888) 259-7565, or by writing Summit Mutual Funds, c/o U. S. Bancorp Fund Services, LLC, at P.O. Box 701, Milwaukee, WI 53201-0701.  This Statement of Additional Information incorporates the financial statements describing the Summit Apex Series from the Funds' annual report dated September 30, 200 7 ~~6~~ ..  A copy of the Funds' annual report is available, without charge, by calling the toll-free number above or by visiting our website at www.summitfunds.com.

Summit Mutual Funds is an open-end management investment company.

TABLE OF CONTENTS

INVESTMENT POLICIES

2

Money Market Instruments, Other Securities and Investment Techniques

2

Certain Risk Factors Relating to High Yield, High Risk Bonds

13

Investments in Foreign Securities

14

Futures Contracts

19

Options

22

Warrants

25

Loan Participations and Assignments

25

Short Sales

26

Lending Portfolio Securities

27

Hybrid Instruments

27

Additional Investment Policies - Money Market Fund

27

INVESTMENT RESTRICTIONS

29

DISCLOSURE OF PORTFOLIO HOLDINGS

32

PORTFOLIO TURNOVER

33

MANAGEMENT OF THE FUND

34

Control Persons

36

Investment Adviser

36

Payment of Expenses

37

Limitation of Expenses

37

Advisory Fee

37

Investment Advisory Agreement and Administrative Services Agreement

38

Investment Subadvisory Agreement

39

Service Agreement

39

Securities Activities of Adviser

39

Code of Ethics

40

PORTFOLIO MANAGERS

40

DETERMINATION OF NET ASSET VALUE

48

PURCHASE AND REDEMPTION OF SHARES

48

DIVIDENDS AND TAXES

49

FUND TRANSACTIONS AND BROKERAGE

52

DISTRIBUTOR

53

Dealer Reallowances

54

PERFORMANCE INFORMATION

55

PROXY VOTING PROCEDURES

57

GENERAL INFORMATION

57

Capital Stock

57

Voting Rights

58

Additional Information

59

FINANCIAL STATEMENTS AND

59

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

59

APPENDIX A:  NASDAQ DISCLAIMER

1

APPENDIX B:  PROXY VOTING PROCEDURES

2

SMFI  515 SAI-APEX 3/07

SUMMIT MUTUAL FUNDS, INC.

INVESTMENT POLICIES

The following specific policies supplement the Fund's "Investment Objectives and Policies" set forth in the Prospectus.

Money Market Instruments, Other Securities and Investment Techniques

Each Fund may invest in money market instruments whose characteristics are consistent with the Fund's investment program and are described below unless explicitly excluded in the text.

Small Bank Certificates of Deposit.  Each Fund, except for the Short-term Government Fund, may invest in certificates of deposit issued by commercial banks, savings banks, and savings and loan associations having assets of less than $1 billion, provided that the principal amount of such certificates is insured in full by the Federal Deposit Insurance Corporation ("FDIC").  The FDIC presently insures accounts up to $100,000, but interest earned above such amount is not insured by the FDIC.

Repurchase Agreements.  A repurchase agreement is an instrument under which the purchaser (i.e., one of the Funds) acquires ownership of the obligation (the underlying security) and the seller (the "issuer" of the repurchase agreement) agrees, at the time of sale, to repurchase the obligation at a mutually agreed upon time and price, thereby determining the yield during the purchaser's holding period.  This results in a fixed rate of return insulated from market fluctuations during such period.  Repurchase agreements usually are for short periods, normally under one week, and are considered to be loans under the Investment Company Act of 1940.  Funds will not enter into a repurchase agreement which does not provide for payment within seven days if, as a result, more than 10% of the value of each Fund's net assets would then be invested in such repurchase agreements and other illiquid securities. The Funds will enter into repurchase agreements only where:  (i) the underlying securities are of the type (excluding maturity limitations) which the Funds' investment guidelines would allow it to purchase directly, either in normal circumstances or for temporary defensive purposes; (ii) the market value of the underlying securities, including interest accrued, will at all times equal or exceed the value of the repurchase agreement; and (iii) payment for the underlying security is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. The investments by a Fund in repurchase agreements may at times be substantial when, in the view of the Adviser, unusual market, liquidity, or other conditions warrant.

If the counterparty of the repurchase agreement defaults and does not repurchase the underlying security, the Fund might incur a loss if the value of the underlying security declines, and the Fund might incur disposition costs in liquidating the underlying security.  In addition, if the counterparty becomes involved in bankruptcy proceedings, the Fund may be delayed or prevented from obtaining the underlying security for its own purposes.  In order to minimize any such risk, the Fund will only engage in repurchase agreements with recognized securities dealers and banks determined to present minimal credit risk by the Adviser, under the direction and supervision of the Board of Directors.

Reverse Repurchase Agreements. Each Fund may enter into reverse repurchase agreements.  Under reverse repurchase agreements, the Fund transfers possession of Fund securities to banks in return for cash in an amount equal to a percentage of the Fund securities' market value and agrees to repurchase the securities at a future date by repaying the cash with interest.  The Fund retains the right to receive interest and principal payments from the securities while they are in the possession of the financial institutions.  While a reverse repurchase agreement is in effect, the Custodian will segregate from other Fund assets an amount of cash or liquid high quality debt obligations equal in value to the repurchase price (including any accrued interest).

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U.S. Government Obligations.  Securities issued and guaranteed as to principal and interest by the United States Government include a variety of Treasury securities, which differ only in their interest rates, maturities and times of issuance.  Treasury bills have a maturity of one year or less.  Treasury notes have maturities of one to ten years at the time they are issued and Treasury bonds generally have a maturity of greater than ten years at the time they are issued.

Government Agency Securities.  Government agency securities that are permissible investments consist of securities either issued or guaranteed by agencies or instrumentalities of the United States Government.  Agencies of the United States Government which issue or guarantee obligations include, among others, Export-Import Banks of the United States, Farmers Home Administration, Federal Housing Administration, Government National Mortgage Association ("GNMA"), Maritime Administration, Small Business Administration and The Tennessee Valley Authority.  Obligations of instrumentalities of the United States Government include securities issued or guaranteed by, among others, the Federal National Mortgage Association ("FNMA"), Federal Home Loan Banks, Federal Home Loan Mortgage Corporation ("FHLMC"), Federal Intermediate Credit Banks, Banks for Cooperatives, and the U.S. Postal Service.  Some of these securities, such as those guaranteed by GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as those issued by The Tennessee Valley Authority, are supported by the right of the issuer to borrow from the Treasury; while still others, such as those issued by the Federal Land Banks, are supported only by the credit of the instrumentality.  The Fund's primary usage of these types of securities will be GNMA certificates and FNMA and FHLMC mortgage-backed obligations which are discussed in more detail below.

Certificates of Deposit.  Each Fund, except for the Short-term Government Fund, may invest in certificates of deposit.  Certificates of deposit are generally short-term, interest-bearing negotiable certificates issued by banks or savings and loan associations against funds deposited in the issuing institution.

Time Deposits.  Each Fund, except for the Short-term Government Fund, may invest in time deposits.  Time Deposits are deposits in a bank or other financial institution for a specified period of time at a fixed interest rate for which a negotiable certificate is not received.

Bankers' Acceptance.  Each Fund, except for the Short-term Government Fund, may invest in bankers' acceptances.  A bankers' acceptance is a time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods).  The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date.  Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity.

Commercial Paper.  Each Fund, except for the Short-term Government Fund, may invest in commercial paper.  Commercial paper refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs.  Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months.

Short Term Corporate Debt Securities.  Each Fund, except for the Short-term Government Fund, may invest in investment grade short term corporate debt securities with a remaining maturity of one year or less. The High Yield Bond Fund and the Bond Fund may invest in below investment grade ("junk") corporate debt securities.  Corporate debt securities with a remaining maturity of less than one year tend to become extremely liquid and are traded as money market securities.  Such issues tend to have greater liquidity and considerably less market value fluctuations than longer-term issues.

When-issued and Delayed-delivery Securities.  From time to time, in the ordinary course of business, each Fund may purchase securities on a when-issued or delayed-delivery basis - i.e., delivery and payment can take place a month or more after the date of the transactions.  The securities so purchased are subject to market fluctuation and no interest accrues to the purchaser during this period.  At the time a Fund makes the commitment to purchase securities on a when-issued or delayed-delivery basis, the Fund will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of

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such Fund.  At the time of delivery of the securities, the value may be more or less than the purchase price. Each Fund will also segregate with the Summit Mutual Funds' custodian cash or cash equivalents or other Fund securities equal in value to commitments for such when-issued or delayed-delivery securities.

Asset-Backed Securities.   Each Fund, except the Nasdaq-100 Index Fund and the Short-term Government Fund may invest in asset-backed securities. Asset-backed securities may be classified either as pass-through certificates or collateralized obligations.  Pass-through certificates are asset-backed securities which represent an undivided fractional ownership interest in an underlying pool of assets.  Asset-backed securities issued in the form of debt instruments, also known as collateralized obligations, are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt.  Asset-backed securities may be of short maturity, such as commercial paper, or longer, such as bonds, and may be issued with only one class of security or have more than one class with some classes having rights to payments on the asset-backed security subordinate to the rights of the other classes. These subordinated classes will take the risk of default before the classes to which they are subordinated.

The High Yield Bond Fund may invest up to 10% of its total assets in asset-backed securities.  The Everest Fund, Bond Fund, Money Market Fund and Large Cap Growth Fund may invest without limitation in asset-backed securities whose characteristics are consistent with the Fund's investment program and are not further limited below.  The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator of the debt obligations or any other affiliated entities and the amount and quality of any credit support provided to the securities.  The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors.  As a result, the yield on any asset-backed security is difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity.  In addition, for asset-backed securities purchased at a premium, the premium may be lost in the event of early pre-payment which may result in a loss to the Fund.

Pass-through certificates usually provide for payments of principal and interest received to be passed through to their holders, usually after deduction for certain costs and expenses incurred in administering the pool.  Because pass-through certificates represent an ownership interest in the underlying assets, the holders thereof bear directly the risk of any defaults by the obligors on the underlying assets not covered by any credit support.  See "Types of Credit Support" below.

Collateralized obligations are most often trade, credit card or automobile receivables.  The assets collateralizing such asset-backed securities are pledged to a trustee or custodian for the benefit of the holders thereof.  Such issuers generally hold no assets other than those underlying the asset-backed securities and any credit support provided.  As a result, although payments on such asset-backed securities are obligations of the issuers, in the event of defaults on the underlying assets not covered by any credit support (see "Types of Credit Support" below), the issuing entities are unlikely to have sufficient assets to satisfy their obligations on the related asset-backed securities.

Mortgage-Backed Securities.  Each Fund, except the Nasdaq-100 Index Fund and the Money Market Fund, may invest in mortgage-backed securities.  Mortgage-backed securities are securities representing interests in a pool of mortgages. Principal and interest payments made on the mortgages in the underlying mortgage pool are passed through to the Fund.  The High Yield Bond Fund may invest up to 10% of its total assets in mortgage-backed securities.  The Everest Fund, Bond Fund, Short-term Government Fund and Large Cap Growth Fund may invest without limitation in mortgage-backed securities whose characteristics are consistent with the Fund's investment program and are not further limited below.  The actual prepayment experience of a pool of mortgage loans or other obligations may cause the yield realized by the Fund to differ from the yield calculated on the basis of the average life of the pool.  (When a mortgage in the underlying mortgage pool is prepaid, an unscheduled principal prepayment is passed through to the Fund.  This principal is returned to the Fund at par.  As a result, if a mortgage security were

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trading at a premium, its total return would be lowered by prepayments, and if a mortgage security were trading at a discount, its total return would be increased by prepayments.)  The value of these securities also may change because of changes in the market's perception of the creditworthiness of the federal agency that issued them.  The mortgage securities market in general may be adversely affected by changes in governmental regulation or tax policies.  In addition, for mortgage-backed securities purchased at a premium, the premium may be lost in the event of early prepayment which may result in a loss to the Fund.

Methods Of Allocating Cash Flows.  While many asset-backed securities are issued with only one class of security, many asset-backed securities are issued in more than one class, each with different payment terms.  Multiple class asset-backed securities are issued for two main reasons.  First, multiple classes may be used as a method of providing credit support.  This is accomplished typically through creation of one or more classes whose right to payments on the asset-backed security is made subordinate to the right to such payments of the remaining class or classes.  See "Types of Credit Support."  Second, multiple classes may permit the issuance of securities with payment terms, interest rates or other characteristics differing both from those of each other and from those of the underlying assets.  Examples include so-called "strips" (asset-backed securities entitling the holder to disproportionate interests with respect to the allocation of interest and principal of the assets backing the security), and securities with class or classes having characteristics which mimic the characteristics of non-asset-backed securities, such as floating interest rates (i.e., interest rates which adjust as a specified benchmark changes) or scheduled amortization of principal.

Asset-backed securities in which the payment streams on the underlying assets are allocated in a manner different than those described above may be issued in the future.  A Fund may invest in such asset-backed securities if such investment is otherwise consistent with its investment objective and policies and with the investment restrictions of the Fund.

Types Of Credit Support.  Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.  To lessen the effect of failures by obligors on underlying assets to make payments, such securities may contain elements of credit support.  Such credit support falls into two classes:  liquidity protection and protection against ultimate default by an obligor on the underlying assets.  Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion.  Protection against ultimate default ensures ultimate payment of the obligations on at least a portion of the assets in the pool.  Such protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of such approaches.  Examples of asset-backed securities with credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class asset-backed securities with certain classes subordinate to other classes as to the payment of principal thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class) and asset-backed securities that have "reserve funds" (where cash or investments, sometimes funded from a portion of the initiating payments on the underlying assets, are held in reserve against future losses) or that have been "over-collateralized" (where the scheduled payments on, or the principal amount of, the underlying assets substantially exceeds that required to make payment of the asset-backed securities and pay any servicing or other fees).  The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with such payments.  Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in an asset-backed security.

Automobile Receivable Securities.  Each Fund, except the Nasdaq-100 Index Fund and the Short-term Government Fund may invest in automobile receivable securities.  Automobile receivable securities are asset-backed securities which are backed by receivables from motor vehicle installment sales contracts or installment loans secured by motor vehicles ("Automobile Receivable Securities").  Since installment sales contracts for motor vehicles or installment loans related thereto ("Automobile Contracts") typically have

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shorter durations and lower incidences of prepayment, Automobile Receivable Securities generally will exhibit a shorter average life and are less susceptible to prepayment risk.

Most entities that issue Automobile Receivable Securities create an enforceable interest in their respective Automobile Contracts only by filing a financing statement and by having the servicer of the Automobile Contracts, which is usually the originator of the Automobile Contracts, take custody thereof.  In such circumstances, if the servicer of the Automobile Contracts were to sell the same Automobile Contracts to another party, in violation of its obligation not to do so, there is a risk that such party could acquire an interest in the Automobile Contracts superior to that of the holders of Automobile Receivable Securities.  Also, although most Automobile Contracts grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to create an enforceable security interest against competing claims of other parties.  Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the Automobile Contracts underlying the Automobile Receivable Security, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the Automobile Receivable Securities.  Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on the securities.  In addition, various state and federal laws give the motor vehicle owner the right to assert against the holder of the owner's Automobile Contract certain defenses such owner would have against the seller of the motor vehicle.  The assertion of such defenses could reduce payments on the Automobile Receivable Securities.

Credit Card Receivable Securities.  Each Fund, except the Nasdaq-100 Index Fund and the Short-term Government Fund may invest in credit card receivable securities.  Credit card receivable securities are asset-backed securities backed by receivables from revolving credit card agreements ("Credit Card Receivable Securities").  Credit balances on revolving credit card agreements ("Accounts") are generally paid down more rapidly than are Automobile Contracts.  Most of the Credit Card Receivable Securities issued publicly to date have been pass-through certificates.  In order to lengthen the maturity of Credit Card Receivable Securities, most such securities provide for a fixed period during which only interest payments on the underlying Accounts are passed through to the security holder and principal payments received on such Accounts are used to fund the transfer to the pool of assets supporting the related Credit Card Receivable Securities of additional credit card charges made on an Account.  The initial fixed period usually may be shortened upon the occurrence of specified events which signal a potential deterioration in the quality of the assets backing the security, such as the imposition of a cap on interest rates.  The ability of the issuer to extend the life of an issue of Credit Card Receivable Securities thus depends upon the continued generation of additional principal amounts in the underlying accounts during the initial period and the non-occurrence of specified events.  An acceleration in cardholders' payment rates or any other event which shortens the period during which additional credit card charges on an Account may be transferred to the pool of assets supporting the related Credit Card Receivable Security could shorten the weighted average life and yield of the Credit Card Receivable Security.

Credit cardholders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holder the right to set off certain amounts against balances owed on the credit card, thereby reducing amounts paid on Accounts.  In addition, unlike most other asset-backed securities, Accounts are unsecured obligations of the cardholder.

Other Assets.  The Adviser anticipates that asset-backed securities backed by assets other than those described above will be issued in the future.  Each Fund, except the Nasdaq-100 Index Fund and the Short-term Government Fund may invest in such securities in the future if such investment is otherwise consistent with its investment objective, policies and restrictions.  There are, of course, other types of securities that are, or may become, available, which are similar to the foregoing.

GNMA Certificates. GNMA certificates are mortgage-backed securities representing part ownership of a pool of mortgage loans on which timely payment of interest and principal is guaranteed by the full faith

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and credit of the U.S. government. GNMA certificates differ from typical bonds because principal is repaid monthly over the term of the loan rather than returned in a lump sum at maturity. Because both interest and principal payments (including prepayments) on the underlying mortgage loans are passed through to the holder of the certificate, GNMA certificates are called "pass-through" securities.

Although the mortgage loans in the pool have maturities of up to 30 years, the actual average life of the GNMA certificates typically will be substantially less because the mortgages are subject to normal principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the GNMA certificates. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the GNMA certificates. Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, GNMA certificates can be less effective than typical bonds of similar maturities at "locking-in" yields during periods of declining interest rates, although they may have comparable risks of decline in value during periods of rising interest rates.

FNMA and FHLMC Mortgage-Backed Obligations.  Each Fund may invest in FNMA and FHLMC mortgage-backed obligations.  The Federal National Mortgage Association ("FNMA"), a federally chartered and privately owned corporation, issues pass-through securities representing an interest in a pool of conventional mortgage loans. FNMA guarantees the timely payment of principal and interest but this guarantee is not backed by the full faith and credit of the U.S. government. The Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States, issues participation certificates that represent an interest in a pool of conventional mortgage loans. FHLMC guarantees the timely payment of interest and the ultimate collection of principal and maintains reserves to protect holders against losses due to default, but the certificates are not backed by the full faith and credit of the U.S. government. As is the case with GNMA certificates, the actual maturity of and realized yield on particular FNMA and FHLMC pass-through securities will vary based on the prepayment experience of the underlying pool of mortgages.

Collateralized Mortgage Obligations ("CMOs").  Each Fund other than the Nasdaq-100 Index Fund may invest in collateralized mortgage obligations ("CMOs") or mortgage-backed bonds issued by financial institutions such as commercial banks, savings and loan associations, mortgage banks and securities broker-dealers (or affiliates of such institutions established to issue these securities). CMOs are obligations fully collateralized directly or indirectly by a pool of mortgages on which payments of principal and interest are dedicated to payment of principal and interest on the CMOs. Payments on the underlying mortgages (both interest and principal) are passed through to the holders, although not necessarily on a pro rata basis, on the same schedule as they are received. Mortgage-backed bonds are general obligations of the issuer fully collateralized directly or indirectly by a pool of mortgages. The mortgages serve as collateral for the issuer's payment obligations on the bonds, but interest and principal payments on the mortgages are not passed through either directly (as with GNMA certificates and FNMA and FHLMC pass-through securities) or on a modified basis (as with CMOs). Accordingly, a change in the rate of prepayments on the pool of mortgages could change the effective maturity of a CMO but not that of a mortgage-backed bond (although, like many bonds, mortgage-backed bonds may be callable by the issuer prior to maturity).

Each Fund other than the Nasdaq-100 Index Fund may also invest in a variety of more risky CMOs, including interest only ("IOs"), principal only ("POs"), inverse floaters, or a combination of these securities.  Stripped mortgage-backed securities ("SMBS") are usually structured with several classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving all of the interest from the mortgage assets (an IO), while the other class will receive all of the principal (a PO). However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest

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and the remainder of the principal. If the underlying mortgage assets experience greater-than-anticipated or less-than-anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment or obtain its initially assumed yield on some of these securities. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on classes of SMBS that have more uncertain timing of cash flows are generally higher than prevailing market yields on other mortgage-backed securities because there is a greater risk that the initial investment will not be fully recouped or received as planned over time.

Each Fund other than the Nasdaq-100 Index Fund and the Money Market Fund, may invest in another CMO class known as leveraged inverse floating rate debt instruments ("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest.  The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Accordingly, the duration of an inverse floater may exceed its stated final maturity.

The staff of the Securities and Exchange Commission ("SEC" or the "Commission") has taken the position that IOs and POs, other than government-issued IOs or POs backed by fixed-rate mortgages, should be treated as illiquid securities and, accordingly, each Fund, except for the High Yield Bond Fund, will limit its investments in such securities, together with all other illiquid securities, to 10% of the Fund's net assets. The High Yield Bond Fund, will limit its investments in such securities, together with all other illiquid securities, to 15% of the Fund's net assets. Furthermore, each Fund, other than the High Yield Bond Fund limits investments in more risky CMOs (IOs, POs, inverse floaters) to no more than 5% of its total assets. The Funds will treat non-government-issued IOs and POs not backed by fixed-rate mortgages as illiquid unless and until the SEC modifies its position.  Under the staff's position, the determination of whether a particular government-issued IO and PO backed by fixed-rate mortgages is liquid may be made on a case by case basis under guidelines and standards established by the Board of Directors.  The Directors have delegated to the Adviser the authority to determine the liquidity of these investments based on the following guidelines: the type of issuer; type of collateral, including age and prepayment characteristics; rate of interest on coupon relative to current market rates and the effect of the rate on the potential for prepayments; complexity of the issue's structure, including the number of tranches; size of the issue and the number of dealers who make a market in the IO or PO.

Zero-Coupon and Pay-In-Kind Bonds.  Each Fund, other than the Nasdaq-100 Index Fund may invest in zero-coupon bonds.  The High Yield Bond Fund may invest up to 25% of its total assets in zero-coupon bonds.  A zero-coupon bond is a security that has no cash coupon payments.  Instead, the issuer sells the security at a substantial discount from its maturity value.  The interest received by the investor from holding this security to maturity is the difference between the maturity value and the purchase price.  The advantage to the investor is that reinvestment risk of the income received during the life of the bond is eliminated.  However, zero-coupon bonds, like other bonds, retain interest rate and credit risk and usually display more price volatility than those securities that pay a cash coupon.  Since there are no periodic interest payments made to the holder of a zero-coupon security, when interest rates rise, the value of such a security will fall more dramatically than a bond paying out interest on a current basis.  When interest rates fall, however, zero-coupon securities rise more rapidly in value because the bonds have locked in a specific rate of return which becomes more attractive the further interest rates fall.

Each Fund, other than the Nasdaq-100 Index Fund and the Money Market Fund, may invest in pay-in-kind bonds.  The High Yield Fund may invest up to 25% of its total assets in pay-in-kind bonds.  Pay-in-kind ("PIK") bonds are securities that pay interest in either cash or additional securities, at the issuer's option, for a specified period.  PIKs, like zero-coupon bonds, are designed to give an issuer flexibility in managing cash flow.  PIK bonds can be either senior or subordinated debt and trade flat (i.e., without accrued interest).  The price of PIK bonds is expected to reflect the market value of the underlying debt plus an

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amount representing accrued interest since the last payment. PIKs are usually less volatile than zero-coupon bonds, but more volatile than securities paid in cash.

Convertible Bonds.  Each Fund, except the Nasdaq-100 Index Fund, the Short-term Government Fund, and the Money Market Fund, may invest in convertible bonds.  The High Yield Bond Fund may invest up to 10% of its assets in convertible bonds.  The Bond Fund may invest up to 25% of its assets in convertible bonds and other securities.  Convertible bonds are debt instruments convertible into equity of the issuing company at certain times in the future and according to a certain exchange ratio.  Typically, convertible bonds are callable by the issuing company, which may, in effect, force conversion before the holder would otherwise choose.

While the High Yield Fund intends to invest primarily in debt securities, it may invest in convertible bonds.  While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions.  In such cases, the High Yield Fund may consider convertible bonds to gain exposure to such markets.

Equity Securities.  The Nasdaq-100 Index Fund, Everest Fund and Large Cap Growth Fund may invest in equity securities without restriction.  The Bond Fund and High Yield Bond Fund may invest up to 25% of their assets in equities. The Short-term Government Fund may not invest in equity securities.

Unit Investment Trusts.  Any Index-based Fund may invest in shares of a unit investment trust ("UIT"), which is currently in existence or is created in the future, which is designed to track the performance of the Fund's underlying Index.  UIT shares are units of beneficial interest in a UIT, representing proportionate undivided interests in a portfolio of securities in substantially the same weighting as the component common stocks of an underlying Index.  While the investment objective of such a UIT is to provide investment results that generally correspond to the price and yield performance of the component common stocks of the underlying Index, there can be no assurance that this investment objective will be met fully.

Structured Notes.  Structured notes are derivative debt securities whose interest rate or principal is determined by a factor that is not associated with the issue. These factors may reference the value of one or more unrelated equity or fixed income securities (including an index), interest rates or commodities.  Structured securities may include terms providing that, in certain circumstances, no principal is due at maturity.  Such terms may result in a substantial loss of invested capital. Structured notes may be positively or negatively indexed. As a consequence, the appreciation of the reference factor may produce a significant increase or a decrease in the interest rate or the value of the security at maturity since the adjustment may be calculated as a specified multiple of the change in the value of the reference; therefore, the value of such security may be very volatile. These securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the referenced factor. Structured securities may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities. To the extent a Fund invests in these securities, however, the Adviser analyzes them in its overall assessment of the effective duration of the Fund's Fund in an effort to monitor the Fund's interest rate risk.

Acquired Funds and Notes. The Funds may invest in exchange-traded funds (ETFs) and other types of investment companies, funds and trusts, such as open-end mutual funds, unit investment trusts, closed-end funds, grantor trusts, and REITS – real estate investment trusts (collectively with ETFs, the “Acquired Funds”)  The Funds may also invest in exchange-traded notes (ETNs). These Acquired Funds and Notes track a securities or commodities index or a basket of securities or commodities. In addition to a Fund's operating expenses, investors will indirectly pay a proportionate share of the operating expenses of the ETFs and Acquired Funds and Notes. Thus, the expenses paid by an investor will be higher than if such investor had invested directly in the ETFs and Acquired Funds and Notes.

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Exchange Traded Funds. ETFs are passive funds that track their related index and have the flexibility of trading like a security. They are managed by professionals and provide the investor with diversification, cost and tax efficiency, liquidity, marginability, are useful for hedging, have the ability to go long and short, and some provide quarterly dividends. Additionally, ETFs are unit investment trusts (UITs) that have two markets. The primary market is where institutions swap “creation units” in block-multiples of 50,000 shares for in-kind securities and cash in the form of dividends. The secondary market is where individual investors can trade as little as a single share during trading hours on the exchange. This is different from open-ended mutual funds that are traded after hours once the net asset value (NAV) is calculated. ETFs share many similar risks with open-end and closed-end funds as discussed in the following paragraphs.

Exchange Traded Notes. ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor.  They are designed to provide investors a different way to gain exposure to the returns of market benchmarks, particularly those in the natural resource and commodity markets.  ETNs are not equity investments or investment companies, but they do share some characteristic with those investment vehicles.  As with equities, ETNs can be shorted, and as with ETFs and index funds, they are designed to track the total return performance of a benchmark index.  Like ETFs, ETNs are traded on an exchange and can be bought and sold on the listed exchange.  Additionally, recent private letter rulings by the Internal Revenue Service have indicated that a regulated investment company (RIC) can rely on favorable treatment concerning whether ETNs that track commodity indices generate qualifying income under Section 851(b)(2).

Open-end Investment Companies (Mutual Funds). The 1940 Act provides that an underlying fund whose shares are purchased by the Funds will be obligated to redeem shares held by the Fund only in an amount up to 1% of the underlying fund's outstanding securities during any period of less than 30 days. Shares held by a Fund in excess of 1% of an underlying fund's outstanding securities therefore, will generally be considered not readily marketable securities, which, together with other such securities, may not exceed 15% of a Fund’s assets.  In some cases deemed appropriate by the Adviser or the Board of Directors, shares held by a Fund in excess of 1% of an underlying fund’s outstanding securities will be considered readily marketable securities (for example, exchange traded funds which are registered as open-end investment companies but listed on an exchange).

Under certain circumstances an underlying fund may determine to make payment or a redemption by a Fund wholly or partly by a distribution in kind of securities from its portfolio, in lieu of cash, in conformity with the rules of the Securities and Exchange Commission. In such cases, the Funds may hold securities distributed by an underlying fund until the Adviser determines that it is appropriate to dispose of such securities.

Investment decisions by the investment advisers of the underlying funds are made independently of the Funds and the Adviser. Therefore, the investment adviser of one underlying fund may be purchasing shares of the same issuer whose shares are being sold by the investment adviser of another such fund. The result of this would be an indirect expense to a Fund without accomplishing any investment purpose.

Closed-end Investment Companies. The Funds may invest their assets in "closed-end" investment companies (or "closed-end funds"), subject to the investment restrictions set forth below. The Funds, together with any company or companies controlled by the Funds, and any other investment companies having the Adviser as an investment adviser, may purchase in the aggregate only up to 3% of the total outstanding voting stock of any closed-end fund. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as "NASDAQ") and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be

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redeemed upon demand to the issuer like the shares of an open-end investment company (such as a Fund), investors seek to buy and sell shares of closed-end funds in the secondary market.

A Fund generally will purchase shares of closed-end funds only in the secondary market. A Fund will incur normal brokerage costs on such purchases similar to the expenses a Fund would incur for the purchase of securities of any other type of issuer in the secondary market. A Fund may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund's proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive investment opportunity consistent with the investment objectives of the Funds. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if a Fund purchased such securities in the secondary market.

The shares of many closed-end funds, after their initial public offering, frequently trade at a price per share, which is less than the net asset value per share, the difference representing the "market discount" of such shares. This market discount may be due in part to the investment objective of long-term appreciation, which is sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined net asset value but rather are subject to the principles of supply and demand in the secondary market. A relative lack of secondary market purchasers of closed-end fund shares also may contribute to such shares trading at a discount to their net asset value.

A Fund may invest in shares of closed-end funds that are trading at a discount to net asset value or at a premium to net asset value. There can be no assurance that the market discount on shares of any closed-end fund purchased by a Fund will ever decrease. In fact, it is possible that this market discount may increase and a Fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the net asset value of a Fund's shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by a Fund at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by a Fund.

Closed-end funds may issue senior securities (including preferred stock and debt obligations) for the purpose of leveraging the closed-end fund's common shares in an attempt to enhance the current return to such closed-end fund's common shareholders. A Portfolio's investment in the common shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but at the same time may be expected to exhibit more volatility in market price and net asset value than an investment in shares of investment companies without a leveraged capital structure.

The Funds generally expect to purchase shares of the Acquired Funds through broker-dealers in transactions on a securities exchange, and in such cases the Funds will pay customary brokerage commissions for each purchase and sale. Shares of an Acquired Fund may also be acquired by depositing a specified portfolio of an ETF's underlying securities, as well as a cash payment generally equal to accumulated dividends of the securities (net of expenses) up to the time of deposit, with the ETF's custodian, in exchange for which the ETF will issue a quantity of new shares sometimes referred to as a "creation unit." Similarly, shares of an ETF purchased on an exchange may be accumulated until they represent a creation unit, and the creation unit may redeemed in kind for a portfolio of the underlying securities (based on the ETF's net asset value) together with a cash payment generally equal to accumulated dividends as of the date of redemption. The Funds may redeem creation units for the underlying securities (and any applicable cash), and may assemble a portfolio of the underlying securities (and any required cash) to purchase creation units, if the Adviser believes it is in a Fund's interest to do so. The Funds' ability to redeem creation units may be limited by the Investment Company Act of 1940, as amended (the "1940 Act"), which provides that the ETFs will not be obligated to redeem shares held by the Funds in an amount exceeding one percent of their total outstanding securities during any period of less than 30 days.

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There is a risk that an Acquired Fund in which a Fund invests may terminate due to extraordinary events. For example, any of the service providers to the Acquired Fund, such as the trustee or sponsor, may close or otherwise fail to perform their obligations, and the Acquired Fund may not be able to find a substitute service provider. Also, the Acquired Fund may be dependent upon licenses to use the various indices as a basis for determining their compositions and/or otherwise to use certain trade names. If these licenses are terminated, the Acquired Fund may also terminate. In addition, an Acquired Fund may terminate if its net assets fall below a certain amount.

Although the Funds believe that, in the event of the termination of an Acquired Fund, they will be able to invest instead in shares of an alternate Acquired Fund tracking the same market index or another index covering the same general market, there can be no assurance that shares of a suitable alternate would be available for investment at that time. If a Fund is unable to identify a satisfactory alternative to provide exposure to a target investment class or sector, the Adviser may allocate these assets to an indexed or managed fund that is not an ETF until such time, if ever, that an ETF is available.  The Adviser may use a fund in the Summit Mutual Funds family for these purposes.

Limitations on Investing in Other Investment Companies. Generally, under the 1940 Act, a Fund may not acquire shares of another investment company (including Acquired Funds that are investment companies) if, immediately after such acquisition, (i) such Fund would hold more than 3% of the other investment company's total outstanding shares, (ii) if such Fund's investment in securities of the other investment company would be more than 5% of the value of the total assets of the Fund, or (iii) if more than 10% of such Fund's total assets would be invested in investment companies. The SEC has promulgated exceptions to certain of these limits and recently adopted three rules that address the ability of the Funds to invest in shares of an investment company. The Funds' ability to invest in Acquired Funds may be restricted unless the Fund qualifies for exceptions to certain of these limits.

To the extent the 1940 Act limitations apply to an Acquired Fund, such limitations may prevent a Fund from allocating its investments in the manner that the Adviser considers optimal, or cause the Adviser to select a similar index or a basket of stocks (a group of securities related by index or sector that are pre-selected by, and made available through, certain brokers) ("Stock Baskets") providing similar exposure as an alternative. The Funds may also invest in Stock Baskets when the Adviser believes they represent more attractive opportunities than similar Acquired Funds.

Private Placements (Restricted Securities).  Each Fund may invest in securities, including restricted securities (privately-placed debt securities), which are not readily marketable.  Certain restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act of 1933, as amended (the "1933 Act").  Where registration is required, a Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell.  Restricted securities without readily available market quotations will be valued at fair value as determined in good faith in accordance with procedures adopted by the Board of Directors.

Some restricted securities are eligible for purchase and sale under Rule 144A under the 1933 Act.  This rule permits certain qualified institutional buyers, such as the Funds, to trade in privately-placed securities, including various debt securities, even though such securities are not registered under the 1933 Act.  Securities purchased under Rule 144A, although restricted, may nevertheless be liquid, and the Adviser, under the supervision of the Directors, on a case-by-case basis will make this determination.  In making this determination, the Adviser will consider the trading markets for the specific security, taking into account the unregistered nature of a Rule 144A security.  In addition, the Adviser could consider the:  (i) frequency of trades and quotes; (ii) number of dealers and potential purchasers; (iii) dealer undertakings to

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make a market; and (iv) nature of the security and of marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer).  The liquidity of Rule 144A securities will be monitored, and if, as a result of changed conditions, it is determined that a 144A security held by a Fund is no longer liquid, the affected Fund's holdings of illiquid securities will be reviewed to determine what, if any, steps are required to assure that the Fund does not invest more than 15% of its net assets (10% for the Money Market Fund) in illiquid securities.  Investing in Rule 144A securities could have the effect of increasing the amount of a Fund's assets invested in illiquid securities if qualified institutional buyers are unwilling to purchase such securities.

Certain Risk Factors Relating to High Yield, High Risk Bonds

The descriptions below are intended to supplement the material in the Prospectus regarding high-yield, high-risk bonds.  Because of its investment policies, the High Yield Fund may not be suitable or appropriate for all investors. The Fund is designed for intermediate to long-term investors who can accept the risks entailed in seeking a high level of current income available from investments in intermediate to long-term, high yield, high risk, medium- and lower-quality, fixed-income securities.  Consistent with an intermediate to long-term investment approach, investors in the Fund should not rely on the Fund for their short-term financial needs.  The principal value of the lower-quality securities in which the Fund invests will be affected by interest rate levels, general economic conditions, specific industry conditions and the creditworthiness of the individual issuer.  Although the Fund seeks to reduce risk by portfolio diversification, credit analysis and attention to trends in the economy, industries and financial markets, such efforts will not eliminate all risk.  There can, of course, be no assurance that the Fund will achieve these results.

The Funds' prospectus, for the Bond Fund and the High Yield Bond Fund, in the sections entitled "Investment Strategies" and "Primary Risks", describe the special considerations and additional risk factors associated with each Fund's investments in lower-rated debt securities commonly referred to as "junk bonds."

HIGH YIELD/HIGH RISK SECURITIES

Larger bond issues are evaluated by nationally recognized statistical rating organizations (each, an "NRSRO") such as Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("Standard & Poor's") on the basis of the issuer's ability to meet all required interest and principal payments.  The highest ratings are assigned to issuers perceived to be the best credit risks.  The Adviser's research analysts also evaluate all portfolio holdings of the Funds, including those rated by an NRSRO.  Other things being equal, lower-rated bonds generally have higher yields due to greater risk.  High yield, high risk securities are those rated below "Baa" by Moody's or "BBB" by Standard & Poor's or those that are not rated but judged by the Adviser to be of comparable quality.  While the Funds are permitted to purchase defaulted bonds, the Adviser will acquire such securities only if the portfolio manager foresees the potential for significant capital appreciation.

Sensitivity to Interest Rates and Economic Changes.  High-yield bonds are very sensitive to adverse economic changes and corporate developments and their yields will fluctuate over time.  During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing.  If the issuer of a bond defaulted on its obligations to pay interest or principal or entered into bankruptcy proceedings, the Fund may incur losses or expenses in seeking recovery of amounts owed to it.  In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of high-yield bonds and the Portfolio's net asset value.

Payment Expectations.  High-yield bonds may contain redemption or call provisions.  If an issuer exercised these provisions in a declining interest rate market, the Fund would have to replace the security with a lower--yielding security, resulting in a decreased return for investors.  Conversely, a high-yield bond's

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value will decrease in a rising interest rate market, as will the value of the Fund's assets.  If the Fund experiences unexpected net redemptions, this may force it to sell high-yield bonds without regard to their investment merits, thereby decreasing the asset base upon which expenses can be spread and possibly reducing the Fund's rate of return.

Liquidity and Valuation.  There may be little trading in the secondary market for particular bonds, which may affect adversely the Fund's ability to value accurately or dispose of such bonds.  Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield bonds, especially in a thin market.

Investments in Foreign Securities

Emerging Markets.   The economies, markets, and political structures of a number of the countries in which certain of the Funds can invest do not compare favorably with the U.S. and other mature economies in terms of wealth and stability.  Therefore, investments in these countries will be riskier and more subject to erratic and abrupt price movements.  This is particularly true for emerging market nations.

Some economies are less well developed, overly reliant on particular industries, and more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures.  Certain countries have histories of political instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment.  Actions such as nationalizing a company or industry, expropriating assets, or imposing punitive taxes could have a severe effect on security prices and impair the Fund's ability to repatriate capital or income.  Significant external risks, including war, currently affect some countries.

Additional factors which may influence the ability or willingness of a country to service debt include, but are not limited to, the country's cash flow situation, the availability of sufficient foreign exchange on the date payment is due, the relative size of the country's debt service burden to the economy as a whole, its government policy toward particular international agencies and any political restrictions that may be imposed.

American Depositary Receipts.   All Funds, except the Short-term Government Fund and the Money Market Fund, may invest in American Depositary Receipts ("ADRs"), which may be issued in sponsored or unsponsored programs. In sponsored programs, the issuer makes arrangements to have its securities traded in the form of ADRs; in unsponsored programs, the issuer may not be directly involved in the creation of the program. Although the regulatory requirements with respect to sponsored and unsponsored programs are generally similar, the issuers of unsponsored ADRs are not obligated to disclose material information in the United States and, therefore, such information may not be reflected in the market value of the ADRs.

European and Global Depositary Receipts.   The High Yield Bond Fund may invest indirectly in securities of emerging market issuers through sponsored or unsponsored  European Depositary Receipts ("DRs") or Global Depositary Receipts ("GDRs").  EDRs represent securities of foreign issuers and are designed for use in European markets.  GDR's represents ownership in a non-U.S. company's publicly traded securities that are traded on foreign stock exchanges or foreign over-the-counter markets.  Holders of unsponsored EDRs or GDRs generally bear all the costs of such facilities and the depository of an unsponsored facility frequently is under no obligation to distribute investor communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Foreign Sovereign Debt Securities.   The Bond Fund and the High Yield Bond may invest in foreign sovereign debt securities, including those of emerging market nations, and Brady Bonds.  Sovereign obligors in emerging market nations are among the world's largest debtors to commercial banks, other governments, international financial organizations and other financial institutions.  Some of these obligors

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have in the past experienced substantial difficulties in servicing their external debt obligations, leading to defaults on certain obligations and the restructuring of certain indebtedness.  Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiating new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit to finance interest payments.  Holders of certain foreign sovereign debt securities may be requested to participate in the restructuring of such obligations and to extend further loans to their issuers.  There can be no assurance that the Brady Bonds and other foreign sovereign debt securities in which the Funds may invest will not be subject to similar restructuring arrangements or to requests for new credit which may adversely affect the Funds' holdings.  Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants.

Brady Bonds are debt securities issued under the framework of the Brady Plan, an initiative announced by U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external indebtedness.  In restructuring external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders as well as multilateral institutions such as the International Bank for Reconstruction and Development (the "World Bank") and the International Monetary Fund (the "IMF").  The Brady Plan framework, as it has developed, contemplates the exchange of commercial bank debt for newly-issued bonds.  The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount.  Under these arrangements with the World Bank or the IMF, debtor nations have been required to agree to implement certain domestic monetary and fiscal reforms.  Such reforms have included liberalization of trade and foreign investment, privatization of state-owned enterprises and setting targets for public spending and borrowing.  These policies and programs seek to promote the debtor country's economic growth and development.  Investors should recognize that the Brady Plan only sets forth general guiding principles for economic reform and debt reduction, emphasizing that solutions must be negotiated on a case-by-case basis between debtor nations and their creditors.  The Adviser believes that economic reforms undertaken by countries in connection with the issuance of Brady Bonds make the debt of countries which have issued or have announced plans to issue Brady Bonds an attractive opportunity for investment.

Investors should recognize that Brady Bonds have been issued somewhat recently and, accordingly, do not have a long payment history.  The financial packages offered by each country differ.  The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt, which carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount of face value of such debt (generally known as discount bonds), and bonds bearing an interest rate which increases over time and the advancement of new money by existing lenders.  The principal of certain Brady Bonds has been collateralized by U.S. Treasury zero-coupon bonds with a maturity equal to the final maturity of such Brady Bonds.  Collateral purchases are financed by the IMF, the World Bank and the debtor nations' reserves.  In addition, the first two or three interest payments on certain types of Brady Bonds may be collateralized by cash or securities agreed upon by creditors.  Subsequent interest payments may be uncollateralized or may be collateralized over specified periods of time.  The Funds may purchase Brady Bonds with no or limited collateralization, and will be relying for payment of interest and principal primarily on the willingness of the foreign government to make payment in accordance with the terms of the Brady Bonds.  Brady Bonds issued to date are generally purchased and sold in secondary markets through U.S. securities dealers and maintained through European transnational securities depositories.  A substantial portion of Brady Bonds and other sovereign debt securities in which the Funds may invest are likely to be acquired at a discount.

Investing in foreign sovereign debt securities will expose the Funds to the direct or indirect consequences of political, social or economic changes in the emerging market nations that issue the securities.  The ability and willingness of sovereign obligors in emerging market nations or the governmental authorities that control repayment of their external debt to pay principal and interest on such debt when due may

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depend on general economic and political conditions within the relevant country.  Countries such as those in which the Funds may invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate trade difficulties and extreme poverty and unemployment.  Many of these countries are also characterized by political uncertainty or instability.  Additional factors which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the size of its debt service burden relative to the economy as a whole, and its government's policy towards the IMF, the World Bank and other international agencies.

The ability of a foreign sovereign obligor to make timely payments on its external debt obligations will also be strongly influenced by the obligor's balance of payments, including export performance, its access to international credits and investments, fluctuations in interest rates and the extent of its foreign reserves.  A country whose exports are concentrated in a few commodities or whose economy depends on certain strategic imports could be vulnerable to fluctuations in international prices of these commodities or imports.  To the extent that a country receives payment for its exports in currencies other than dollars, its ability to make debt payments denominated in dollars could be adversely affected.  If a foreign sovereign obligor cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks and multilateral organizations, and inflows of foreign investment.  The commitment on the part of these foreign governments, multilateral organizations and others to make such disbursements may be conditioned on the government's implementation of economic reforms and/or economic performance and the timely service of its obligations.  Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds, which may further impair the obligor's ability or willingness to timely service its debts.  The cost of servicing external debt will also generally be adversely affected by rising international interest rates, because many external debt obligations bear interest at rates which are adjusted based upon international interest rates.  The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign exchange.  Currency devaluations may affect the ability of a sovereign obligor to obtain sufficient foreign exchange to service its external debt.

As a result of the foregoing, a governmental obligor may default on its obligations.  If such an event occurs, a Fund may have limited legal recourse against the issuer and/or guarantor.  Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign sovereign debt securities to obtain recourse may be subject to the political climate in the relevant country.  In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign sovereign debt obligations in the event of default under their commercial bank loan agreements.

Foreign Exchange.   If a foreign country cannot generate sufficient earnings from foreign trade to service its external debt, it may need to depend on continuing loans and aid from foreign governments, commercial banks, multilateral organizations, and inflows of foreign investment. The cost of servicing external debt will also generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. The ability to service external debt will also depend on the level of the relevant government's international currency reserves and its access to foreign currencies.  Currency devaluations may affect the ability of an obligor to obtain sufficient foreign currencies to service its external debt.

Foreign Currency Exchange Transactions.   Each Fund that engages in foreign currency exchange transactions may do so on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange currency market, or on a forward basis to "lock in" the U.S. dollar price of the security.  A forward foreign currency exchange contract (a "forward contract") involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed

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upon by the parties, at a price set at the time of the contract.  These contracts are principally traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Forwards will be used primarily to adjust the foreign exchange exposure of a Fund with a view to protecting the portfolios from adverse currency movements, based on the Adviser's outlook. Forwards involve other risks, including, but not limited to, significant volatility in currency markets.  In addition, currency movements may not occur exactly as the Adviser expected, so the use of forwards could adversely affect a Fund's total return.

The Funds may enter into forward foreign currency exchange contracts under the following circumstances. First, when a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security.  By entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of foreign currency involved in the underlying security transactions, the Fund will be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date the security is purchased or sold, and the date on which payment is made or received.

Second, when the Adviser believes that the currency of a particular foreign country may suffer or enjoy a substantial movement against another currency, it may enter into a forward contract to sell or buy the amount of the former foreign currency, approximating the value of some or all of a Fund's portfolio securities denominated in such foreign currency.  Alternatively, where appropriate, a Fund may hedge all or part of its foreign currency exposure through the use of a basket of currencies or a proxy currency where such currency or currencies act as an effective proxy for other currencies.  In such a case, the Funds may enter into a forward contract where the amount of the foreign currency to be sold exceeds the value of the securities denominated in such currency.  The use of this basket hedging technique may be more efficient and economical than entering into separate forward contracts for each currency held in a Fund.  The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.  The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.  The Adviser does not intend to enter into such forward contracts under this second circumstance if, as result, a Fund will have more than 20% of the value of its net assets committed to the consummation of such contracts.

Other than as set forth above, and immediately below, a Fund will not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency.  Each Fund, however, in order to avoid excess transactions and transaction costs, may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets to which the forward contracts relate (including accrued interest to the maturity of the forward on such securities), provided the excess amount is "covered" by liquid securities, denominated in any currency, at least equal at all times to the amount of such excess.  For these purposes "the securities or other assets to which the forward contract relate" may be securities or assets denominated in a single currency, or where proxy forwards are used, securities denominated in more than one currency.  Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies.  However, the Adviser believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Funds will be served.  At the maturity of a forward contract, a Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.  It is

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often not possible to effectively hedge the currency risk associated with emerging market nation debt securities because their currency markets are not sufficiently developed.

As indicated above, it is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the forward contract.  Accordingly, it may be necessary for a Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency.  Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver.  However, as noted, in order to avoid excessive transactions and transaction costs, the Funds may use liquid securities, denominated in any currency, to cover the amount by which the value of a forward contract exceeds the value of the securities to which it relates.

If a Fund retains the portfolio security and engages in an offsetting transaction, the Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices.  If a Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency.  Should forward prices decline during the period between a Fund's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase.  Should forward prices increase, a Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

Costs Of Hedging.   When a Fund purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially lost if the Fund were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. Dollar.  This is what is commonly referred to as the "cost" of hedging.  Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. Dollar.  It is important to note that the hedging costs are treated as capital transactions and are not, therefore, deducted from the Fund's dividend distribution and are not reflected in its yield.  Instead, such costs will, over time, be reflected in the Fund's net asset value.

Foreign Markets.   Delays in settlement which may occur in connection with transactions involving foreign securities could result in temporary periods when a portion of the assets of a Fund is uninvested and no return is earned thereon. The inability of a Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to a Fund due to subsequent declines in values of the portfolio securities or, if the Fund has entered into a contract to sell the security, possible liability to the purchaser. Certain foreign markets, especially emerging markets, may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. A Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the portfolio of any restrictions on investments.

Foreign Debt Securities.   Investing in foreign debt securities will expose the Funds to the direct or indirect consequences of political, social or economic changes in the industrialized developing and emerging countries that issue the securities. The ability and willingness of obligor or the governmental authorities that control repayment of their external debt to pay principal and interest on such debt when due may depend on general economic and political conditions within the relevant country.  Additional country-related factors unique to foreign issuers which may influence the ability or willingness to service debt include, but are not limited to, a country's cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole, and its government's relationships with the International Monetary Fund, the World Bank and other international agencies.

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Foreign Securities.   The High Yield Bond Fund may invest without limitation in the securities (payable in U.S. dollars) of foreign issuers and in the securities of foreign branches of U.S. banks such as negotiable certificates of deposit (Eurodollars).  The High Yield Bond Fund may invest up to 20% of its net assets in non-U.S. dollar-denominated fixed-income securities principally traded in financial markets outside the United States.  Because the Fund may invest in foreign securities, investments in the Fund involve risks that are different in some respects from investments in a fund which invests only in debt obligations of U.S. domestic issuers.  Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.  There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies.  There may be less governmental supervision of securities markets, brokers and issuers of securities.  Securities of some foreign companies are less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the United States.  Settlement practices may include delays and may differ from those customary in U.S. markets.  Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, restrictions on foreign investment and repatriation of capital, imposition of withholding taxes on dividend or interest payments, currency blockage (which would prevent cash from being brought back to the United States), and difficulty in enforcing legal rights outside the United States.

Several European countries are participating in the European Economic and Monetary Union, which established a common European currency for participating countries. This currency is commonly known as the "Euro." Each participating country replaced its existing currency with the Euro on January 1, 1999 for electronic commerce. Other European countries may participate after that date. This conversion presented unique uncertainties, including whether the payment and operational systems of banks and other financial institutions were ready by the scheduled launch date; the legal treatment of certain outstanding financial contracts after January 1, 1999 that refer to existing currencies rather than the Euro; the establishment of exchange rates for existing currencies and the Euro; and the creation of suitable clearing and settlement payment systems for the new currency.  Because the High Yield Bond Fund may invest in foreign sovereign debt securities, these or other factors, including political and economical risks, could adversely affect the value of securities held by the Fund.  The conversion has not had a material impact on the Fund to date, however, because the Fund invests predominantly, normally over 90% of its assets, in U.S. dollar denominated securities.

In addition to the foreign securities listed above, the High Yield Bond Fund may invest in foreign sovereign debt securities which involve certain additional risks.  See "Foreign Sovereign Debt Securities" above.

Futures Contracts

For hedging purposes, including protecting the price or interest rate of securities that the Fund intends to buy, all Funds except the Money Market Fund may enter into futures contracts that relate to securities in which it may directly invest and indices comprised of such securities and may purchase, subject to each fund's non-fundamental investment restrictions.  As a temporary investment strategy, until a Fund reaches $50 million in net assets, the Everest Fund, the Nasdaq-100 Index Fund and the Short-term Government Fund may invest up to 100% of their assets in such futures and/or options contracts.  Thereafter, the above-mentioned Funds may invest up to 20% of the Fund's assets in such futures and/or options contracts. The Funds do not intend to enter into futures contracts that are not traded on exchanges or boards of trade.

A financial futures contract is a contract to buy or sell a specified quantity of financial instruments such as U.S. Treasury bills, notes and bonds, commercial paper and bank certificates of deposit or the cash value of a financial instrument index at a specified future date at a price agreed upon when the contract is made.  A stock index futures contract is a contract to buy or sell specified units of a stock index at a specified

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future date at a price agreed upon when the contract is made.  The value of a unit is based on the current value of the contract index.  Under such contracts no delivery of the actual stocks making up the index takes place.  Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.

Substantially all futures contracts are closed out before settlement date or called for cash settlement.  A futures contract is closed out by buying or selling an identical offsetting futures contract.  Upon entering into a futures contract, the Fund is required to deposit an initial margin with the Custodian for the benefit of the futures broker.  The initial margin serves as a "good faith" deposit that the Fund will honor its futures commitments.  Subsequent payments (called "variation margin") to and from the broker are made on a daily basis as the price of the underlying investment fluctuates.  In the event of the bankruptcy of the futures broker that holds margin on behalf of the Fund, the Fund may be entitled to return of margin owed to it only in proportion to the amount received by the broker's other customers.  The Adviser will attempt to minimize this risk by monitoring the creditworthiness of the futures brokers with which the Fund does business.

Because the value of index futures depends primarily on the value of their underlying indexes, the performance of the broad-based contracts will generally reflect broad changes in common stock prices.  However, because a Fund may not be invested in precisely the same proportion as an Index, it is likely that the price changes of the Fund's index futures positions will not match the price changes of the Fund's other investments.

Options on futures contracts give the purchaser the right to assume a position at a specified price in a futures contract at any time before expiration of the option contract.

The Funds will enter into futures contracts which are traded on national futures exchanges and are standardized as to maturity date and underlying financial instrument.  The principal financial futures exchanges in the United States are the Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Futures Exchange and the Kansas City Board of Trade.  Futures exchanges and trading in the United States are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").  Although techniques other than the sale and purchase of futures contracts could be used for the above-referenced purposes, futures contracts offer an effective and relatively low cost means of implementing the Funds' objectives in these areas.

Regulatory Limitations.  Pursuant to a claim for exemption filed with the Commodity Futures Trading Commission ("CFTC") and/or the National Futures Association on behalf of the Funds and the Adviser, the Funds and the Adviser are not deemed to be a "commodity pool" or "commodity pool operator" under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act.  By virtue of changes to CFTC regulations, the substantive limitations set forth in the Funds' exemption filing with respect to its use of futures contracts are no longer applicable.

The Funds will engage in transactions in futures contracts and options thereon only for hedging, risk management and other permissible purposes in accordance with the rules and regulations of the CFTC or other regulatory authorities, and not for speculation.  If the CFTC or other regulatory authorities adopt different (including less stringent) or additional restrictions on the Fund's ability to engage in certain yield enhancement and risk management strategies, the Funds would comply with such new restrictions.

In instances involving the purchase of futures contracts or call options thereon or the writing of put options thereon by the Funds, an amount of cash, U.S. Government securities or other liquid securities, equal to the notional value of the futures contracts and options thereon (less any related margin deposits), will be segregated by the Funds' custodian to cover the position, or alternative cover will be employed, thereby insuring that the use of such futures contracts and options is unleveraged.

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The Funds will only write options on futures that are traded on exchanges and are standardized as to maturity date and underlying financial instrument.  The principal exchanges in the United States for trading options on Treasury Securities are the Board of Trade of the City of Chicago and the Chicago Mercantile Exchange.  These exchanges and trading options on futures are regulated under the Commodity Exchange Act by the CFTC.

SPECIAL RISKS OF FUTURES CONTRACTS

Volatility And Leverage.  The prices of futures contracts are volatile and are influenced, among other things, by actual and anticipated changes in the market and interest rates, which in turn are affected by fiscal and monetary policies and national and international policies and economic events.

Most United States futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day.  The daily limit establishes the minimum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session.  Once the daily limit has been reached in a particular type of futures contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions.  Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

Because of the low margin deposits required, futures trading involves an extremely high degree of leverage.  As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, as well as gain, to the investor.  For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out.  A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the contract were closed out.  Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract.  However, a Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying instrument and sold it after the decline.  Furthermore, in the case of a futures contract purchase, in order to be certain that a Fund has sufficient assets to satisfy its obligations under a futures contract, the Fund earmarks to the futures contract money market instruments equal in value to the current value of the underlying instrument less the margin deposit.

Liquidity.   Each Fund that is eligible to use futures contracts may elect to close some or all of its futures positions at any time prior to their expiration.  A Fund would do so to reduce exposure represented by long futures positions or increase exposure represented by short futures positions.  A Fund may close its positions by taking opposite positions which would operate to terminate the Fund's position in the futures contracts.  Final determinations of variation margin would then be made, additional cash would be required to be paid by or released to the Fund, and the Fund would realize a loss or a gain.

Futures contracts may be closed out only on the exchange or board of trade where the contracts were initially traded.  Although each Fund intends to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active market, there is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract at any particular time.  In such event, it might not be possible to close a futures contract, and in the event of adverse price movements, each Fund would continue to be required to make daily cash payments of variation margin.  However, in the event futures contracts have been used to hedge the underlying instruments, the Funds would continue to hold the underlying instruments subject to the hedge until the futures contracts could be terminated.  In such circumstances, an increase in the price of the underlying instruments, if any, might partially or completely

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offset losses on the futures contract.  However, as described below, there is no guarantee that the price of the underlying instruments will in fact correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.

Hedging Risk.  A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior, or market or interest rate trends.  There are several risks in connection with the use by the Funds of futures contract as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and movements in the prices of the underlying instruments which are the subject of the hedge.  The Adviser will, however, attempt to reduce this risk by entering into futures contracts whose movements, in its judgment, will have a significant correlation with movements in the prices of each Fund's underlying instruments sought to be hedged.

Successful use of futures contracts by the Funds for hedging purposes is also subject to the Adviser's ability to correctly predict movements in the direction of the market.  It is possible that, when a Fund has sold futures to hedge its portfolio against a decline in the market, the index, indices, or underlying instruments on which the futures are written might advance and the value of the underlying instruments held in the Fund's portfolio might decline.  If this were to occur, the Fund would lose money on the futures and also would experience a decline in value in its underlying instruments.  However, while this might occur to a certain degree, the Adviser believes that over time the value of a Fund's portfolio will tend to move in the same direction as the market indices which are intended to correlate to the price movements of the underlying instruments sought to be hedged.  It is also possible that if a Fund were to hedge against the possibility of a decline in the market (adversely affecting the underlying instruments held in its portfolio) and prices instead increased, the Fund would lose part or all of the benefit of increased value of those underlying instruments that it has hedged, because it would have offsetting losses in its futures positions.  In addition, in such situations, if a Fund had insufficient cash, it might have to sell underlying instruments to meet daily variation margin requirements.  Such sales of underlying instruments might be, but would not necessarily be, at increased prices (which would reflect the rising market).  The Funds might have to sell underlying instruments at a time when it would be disadvantageous to do so.

In addition to the possibility that there might be an imperfect correlation, or no correlation at all, between price movements in the futures contracts and the portion of the portfolio being hedged, the price movements of futures contracts might not correlate perfectly with price movements in the underlying instruments due to certain market distortions.  First, all participants in the futures market are subject to margin deposit and maintenance requirements.  Rather than meeting additional margin deposit requirements, investors might close futures contracts through offsetting transactions which could distort the normal relationship between the underlying instruments and futures markets.  Second, the margin requirements in the futures market are less onerous than margin requirements in the securities markets, and as a result the futures market might attract more speculators than the securities markets do.  Increased participation by speculators in the futures market might also cause temporary price distortions.  Due to the possibility of price distortion in the futures market and also because of the imperfect correlation between price movements in the underlying instruments and movements in the prices of futures contracts, even a correct forecast of general market trends by the Adviser might not result in a successful hedging transaction over a very short time period

Options

The Bond Fund, the Short-term Government Fund and the High Yield Bond Fund may sell (write) listed options on U.S. Treasury Securities and options on contracts for the future delivery of U.S. Treasury Securities as a means of hedging the value of such securities owned by the Fund.  The Nasdaq-100 Index Fund, Everest Fund and Large Cap Growth Fund may enter into options on futures contracts that relate to securities in which it may directly invest and indices comprised of such securities and may purchase and write call and put options on such contracts.  In addition, each of the above Funds may write covered call options on any security in which it is eligible to invest.

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As a writer of a call option, a Fund may terminate its obligation by effecting a closing purchase transaction. This is accomplished by purchasing an option of the same series as the option previously written.  However, once the Fund has been assigned an exercise notice, the Fund will be unable to effect a closing purchase transaction.  There can be no assurance that a closing purchase transaction can be effected when the Fund so desires.

The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option.  Since the market value of call options generally reflects increases in the value of the underlying security, any loss resulting from the closing transaction may be wholly or partially offset by unrealized appreciation of the underlying security.  Conversely, any gain resulting from the closing transaction may be wholly or partially offset by unrealized depreciation of the underlying security.  The principal factors affecting the market value of call options include supply and demand, the current market price and price volatility of the underlying security, and the time remaining until the expiration date.

Although the Funds will write only options and options on futures contracts with respect to such securities which are traded on a national exchange or Board of Trade, there is no assurance that a liquid secondary market will exist for any particular option.  In the event it is not possible to effect a closing transaction, the Funds will not be able to sell the underlying security, until the option expires or the option is exercised by the holder.

Possible reasons for the absence of a liquid secondary market on an exchange include the following: (a) insufficient trading interest in certain options; (b) restrictions on transactions imposed by an exchange; (c) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (d) inadequacy of the facilities of an exchange or the Clearing Corporation to handle trading volume; or (e) a decision by one or more exchanges to discontinue the trading of options or impose restrictions on types of orders.  There can be no assurance that higher than anticipated trading activity or order flow or other unforeseen events might not at times render the trading facilities inadequate and thereby result in the institution of special trading procedures or restrictions which could interfere with the Fund's ability to effect closing transactions.

The Bond Fund, the Short-term Government Fund and the High Yield Bond Fund may write call options on futures contracts on U.S. Treasury Securities as a hedge against the adverse effect of expected increases in interest rates on the value of Portfolio securities, in order to establish more definitely the effective return on securities held by the Portfolio.  The Nasdaq-100 Index Fund and the Everest Fund may write call options on futures contracts on the Index in which they are eligible to invest, or securities included therein, only for hedging purposes to protect the price of securities it intends to buy and when such transactions enable it to better meet its investment objectives.  The Funds will not write options on futures contracts for speculative purposes.

A futures contract on a debt security is a binding contractual commitment which will result in an obligation to make or accept delivery, during a specified future time, of securities having standardized face value and rate of return.  Selling a futures contract on debt securities (assuming a short position) would give the Portfolio a legal obligation and right as seller to make future delivery of the security against payment of the agreed price.

Upon the exercise of a call option on a futures contract, the writer of the option (the Fund) is obligated to sell the futures contract (to deliver a long position to the option holder) at the option exercise price, which will presumably be lower than the current market price of the contract in the futures market.  However, as with the trading of futures, most participants in the options markets do not seek to realize their gains or losses by exercise of their option rights.  Instead, the holder of an option will usually realize a gain or loss

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by buying or selling an offsetting option at a market price that will reflect an increase or a decrease from the premium originally paid.  Nevertheless, if an option on a futures contract written by the Fund is exercised, the Fund intends to either close out the futures contract by purchasing an offsetting futures contract, or deliver the underlying securities immediately, in order to avoid assuming a short position.  There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time, but it may always deliver the underlying security.

As a writer of options on futures contracts, the Fund will receive a premium but will assume a risk of adverse movement in the price of the underlying futures contract.  If the option is not exercised, the Portfolio will gain the amount of the premium, which may partially offset unfavorable changes in the value of securities held in the Fund. If the option is exercised, the Fund might incur a loss in the option transaction which would be reduced by the amount of the premium it has received.

While the holder or writer of an option on a futures contract may normally terminate its position by selling or purchasing an offsetting option, the Fund's ability to establish and close out options positions at fairly established prices will be subject to the maintenance of a liquid market.  The Fund will not write options on futures contracts unless, in the Adviser's opinion, the market for such options has sufficient liquidity that the risks associated with such options transactions are not at unacceptable levels.

Risks.  While options will be sold in an effort to reduce certain risks, those transactions themselves entail certain other risks.  Thus, while the Fund may benefit from the use of options, unanticipated changes in interest rates or security price movements may result in a poorer overall performance for the Fund than if it had not entered into any options transactions.  The price of U.S. Treasury Securities futures are volatile and are influenced, among other things, by changes in prevailing interest rates and anticipation of future interest rate changes.  The price of Nasdaq-100 Index futures are also volatile and are influenced, among other things, by changes in conditions in the securities markets in general.

In the event of an imperfect correlation between a futures position (and a related option) and the Portfolio position which is intended to be protected, the desired protection may not be obtained.  The correlation between changes in prices of futures contracts and of the securities being hedged is generally only approximate.  The amount by which such correlation is imperfect depends upon many different circumstances, such as variations in speculative market demand for futures and for debt securities (including technical influences in futures trading) and differences between the financial instruments being hedged and the instruments underlying the standard options on futures contracts available for trading.

Due to the imperfect correlation between movements in the prices of futures contracts and movements in the prices of the underlying debt securities, the price of a futures contract may move more than or less than the price of the securities being hedged.  If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective and if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all.  If the price of the futures moves more than the price of the security, the Fund will experience either a gain or loss on the option on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge.

The market prices of futures contracts and options thereon may be affected by various factors.  If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationship between the debt securities and futures markets could result.  Price distortions could also result if investors in futures contracts make or take delivery of underlying securities rather than engage in closing transactions.  This could occur, for example, if there is a lack of liquidity in the futures market.  From the point of view of speculators, the deposit requirements in the futures markets are less onerous than margins requirements in the securities markets; accordingly, increased participation by speculators in the futures market could cause temporary price distortions.  A correct forecast of interest rate trends by the adviser may still not result in a successful

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hedging transaction because of possible price distortions in the futures market and because of the imperfect correlation between movements in the prices of debt securities and movements in the prices of futures contracts.  A well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Custodial Procedures and Margins.  Summit Mutual Funds' custodian acts as its escrow agent as to securities on which a Fund has written call options and with respect to margin which the Fund must deposit in connection with the writing of call options on futures contracts.  The Clearing Corporation (CC) will release the securities or the margin from escrow on the expiration of the call, or when the Fund enters into a closing purchase transaction.  In this way, assets of the Fund will never be outside the control of Summit Mutual Funds’ custodian, although such control might be limited by the escrow receipts issued.

At the time the Fund sells a call option on a contract for future delivery of U.S. Treasury Securities ("Treasury futures contract"), it is required to deposit with its custodian, in an escrow account, a specified amount of cash or U.S. Government securities ("initial margin").  The account will be in the name of the CC.  The amount of the margin generally is a small percentage of the contract amount.  The margin required is set by the exchange on which the contract is traded and may be modified during the term of the contract.  The initial margin is in the nature of a performance bond or good faith deposit, and it is released from escrow upon termination of the option assuming all contractual obligations have been satisfied.  The Fund will earn interest income on its initial margin deposits.

In accordance with the rules of the exchange on which the option is traded, it might be necessary for the Fund to supplement the margin held in escrow.  This will be done by placing additional cash or U.S. Government securities in the escrow account.  If the amount of required margin should decrease, the CC will release the appropriate amount from the escrow account.

The assets in the margin account will be released to the CC only if the Fund defaults or fails to honor its commitment to the CC and the CC represents to the custodian that all conditions precedent to its right to obtain the assets have been satisfied.

Warrants

The High Yield Bond Fund may invest in warrants; however, not more than 5% of a Fund's total assets (at the time of purchase) will be invested in warrants other than warrants acquired in units or attached to other securities.  Of such 5%, not more than 2% may be invested at the time of purchase in warrants that are not listed on the New York or American Stock Exchanges.  Warrants are pure speculation in that they have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them.  Warrants basically are options to purchase equity securities at a specific price valid for a specific period of time.  They do not represent ownership of the securities, but only the right to buy them. Warrants differ from call options in that warrants are issued by the issuer of the security which may be purchased on their exercise, whereas call options may be written or issued by anyone.  The prices of warrants do not necessarily move parallel to the prices of the underlying securities.

Loan Participations and Assignments

The High Yield Bond Fund may invest in loan participations and assignments (collectively "participations").  Such participations will typically be participating interests in loans made by a syndicate of banks, represented by an agent bank, which has negotiated and structured the loan to corporate borrowers to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities.  Such loans may also have been made to governmental borrowers, especially governments of emerging market nations.  Emerging market nations debt securities or obligations will involve the risk that the governmental entity responsible for the repayment of the debt may be unable or unwilling to do so when due.  (For a discussion of risks associated with investing in securities in emerging market nations, see "Foreign Sovereign Debt Securities" above.)  The loans underlying such participations may be secured or unsecured, and the Funds may invest in loans collateralized by mortgages on real

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property or which have no collateral.  The loan participations themselves may extend for the entire term of the loan or may extend only for short "strips" that correspond to a quarterly or monthly floating rate interest period on the underlying loan.  Thus, a term or revolving credit that extends for several years may be subdivided into shorter periods.

The loan participations in which the Funds will invest will also vary in legal structure.  Occasionally, lenders assign to another institution both the lender's rights and obligations under a credit agreement.  Since this type of assignment relieves the original lender of its obligations, it is called a novation.  More typically, a lender assigns only its right to receive payments of principal and interest under a promissory note, credit agreement or similar document.  A true assignment shifts to the assignee the direct debtor-creditor relationship with the underlying borrower.  Alternatively, a lender may assign only part of its rights to receive payments pursuant to the underlying instrument or loan agreement.  Such partial assignments, which are more accurately characterized as "participating interests," do not shift the debtor-creditor relationship to the assignee, who must rely on the original lending institution to collect sums due and to otherwise enforce its rights against the agent bank which administers the loan or against the underlying borrower.

Because the Funds are allowed to purchase debt securities, including debt securities in a private placement, the Funds will treat loan participations as securities and not subject to their fundamental investment restrictions prohibiting the Funds from making loans.

There is not a recognizable, liquid public market for loan participations.  Hence, each Fund will consider loan participations as illiquid securities and subject them to the Fund's restrictions on investing in illiquid securities.

Where required by applicable SEC positions, the High Yield Bond Fund will treat both the corporate borrower and the bank selling the participation interest as an issuer for purposes of its fundamental investment restriction with respect to investing more than 5% of Fund assets in the securities of a single issuer.

Short Sales

The High Yield Bond Fund may make short sales for hedging purposes to protect the Fund against companies whose credit is deteriorating.  Short sales are transactions in which a Fund sells a security it does not own in anticipation of a decline in the market value of that security.  The Fund's short sales will be limited to securities listed on a national securities exchange and to situations where a Fund owns a debt security of a company and will sell short the common or preferred stock or another debt security at a different level of the capital structure of the same company.  No securities will be sold short if, after the effect is given to any such short sale, the total market value of all securities sold short would exceed 2% of the value of a Fund's net assets.

To complete a short sale transaction, a Fund must borrow the security to make delivery to the buyer.  The Fund then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement.  The price at such time may be more or less than the price at which the security was sold by the Fund.  Until the security is replaced, the Fund is required to pay to the lender amounts equal to any dividends or interest which accrue during the period of the loan.  To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold.  The proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out.

Until a Fund replaces a borrowed security in connection with a short sale, the Fund will:  (a) maintain daily a segregated account, containing cash, U.S. Government securities or other liquid securities, at such a level that:  (i) the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short; and (ii) the amount deposited in the segregated account

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plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short; or (b) otherwise cover its short position.

A Fund will incur a loss as a result of the short sale if the price of the security sold short increases between the date of the short sale and the date on which the Fund replaces the borrowed security.  The Fund will realize a gain if the security sold short declines in price between those dates.  This result is the opposite of what one would expect from a cash purchase of a long position in a security.  The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with a short sale.  Any gain or loss on the security sold short would be separate from a gain or loss on the Fund security being hedged by the short sale.

Lending Portfolio Securities

All Funds except the Money Market Fund may lend portfolio securities with a value up to 33 1/3% of their total assets.  Such loans may be terminated at any time.  The Fund will continuously maintain as collateral cash or obligations issued by the U.S. government, its agencies or instrumentalities in an amount equal to not less than 100% of the current market value (on a daily marked-to-market basis) of the loaned securities plus declared dividends and accrued interest.  While portfolio securities are on loan, the borrower will pay the Fund any income accruing thereon, and the Fund may invest or reinvest the collateral (depending on whether the collateral is cash or U.S. Government securities) in portfolio securities, thereby earning additional income.  Loans are typically subject to termination by the Fund in the normal settlement time, currently five business days after notice, or by the borrower on one day's notice.  Borrowed securities must be returned when the loan is terminated.  Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Fund and its shareholders.  The Fund may pay reasonable finders', borrowers', administrative, and custodial fees in connection with a loan of its securities. The Adviser will review and monitor the creditworthiness of such borrowers on an ongoing basis.

Hybrid Instruments

The High Yield Bond Fund may invest in hybrid instruments. These instruments (a type of potentially high-risk derivative) can combine the characteristics of securities, futures, and options.  For example, the principal amount or interest rate of a hybrid could be tied (positively or negatively) to the price of some commodity, currency, or securities index or another interest rate (each a "benchmark").  Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return.  Hybrids may not bear interest or pay dividends.  The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark.  These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid.  Under certain conditions, the redemption value of a hybrid could be zero.  Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated debt security that has a fixed principal amount and pays a fixed rate or floating rate of interest.  The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrid.  These risks may cause significant fluctuations in the net asset value of the Fund.  Hybrids can have volatile prices and limited liquidity and their use by the Fund may not be successful.  The Fund may invest up to 10% of its total assets in hybrid instruments.

Additional Investment Policies - Money Market Fund

The Money Market Fund seeks to maintain the stability of capital and, consistent therewith, to maintain the liquidity of capital and to provide current income.  The Fund seeks to maintain a constant net asset value of $1.00 per share, although there can be no assurance that this will be achieved.  The Fund uses the amortized cost method of securities valuation.

The Money Market Fund purchases U.S. Treasury bills, notes and bonds; obligations of agencies and instrumentalities of the U.S. Government; domestic and foreign bank certificates of deposit; bankers' acceptances; finance company and corporate commercial paper; and repurchase agreements and corporate

SAI - 27

obligations.  Investments are limited to those that are U.S. dollar-denominated and at the time of purchase are rated, or judged by the Adviser, subject to the supervision of the Directors, to be equivalent to those rated high quality (i.e., rated in the two highest short-term rating categories) by any two nationally-recognized statistical rating services such as Moody's and Standard & Poor's.  In addition, the Adviser seeks through its own credit analysis to limit investments to high quality instruments presenting minimal credit risks.  Securities eligible for investment by Money Market Fund which are rated in the highest short-term rating category by at least two rating services (or by one rating service, if no other rating service has issued a rating with respect to that security) are known as "first tier securities."  Securities eligible for investment by Money Market Fund rated in the top two categories which are not first tier securities are known as "second tier securities."  Investments in commercial paper and finance company paper will be limited to securities which, at the time of purchase, will be rated A-1 or A-2 by Standard & Poor's or Prime 1 or Prime 2 by Moody's or the equivalent by any nationally-recognized statistical rating service or judged to be equivalent by the Adviser.  Obligations which are subject to repurchase agreements will be limited to those of the type and quality described above.  The Money Market Fund may also hold cash.  Shares of the Fund are not insured by an agency of the U.S. Government.  Securities and instruments in which the Fund may invest may be issued by the U.S. Government, its agencies and instrumentalities, corporations, trusts, banks, finance companies and other business entities.

The Money Market Fund may invest in certificates of deposit and bankers' acceptances of large domestic or foreign banks (i.e., banks which at the time of their most recent annual financial statements show total assets in excess of $1 billion) including foreign branches of such domestic banks, which involve different risks than those associated with investments in certificates of deposit of domestic banks, and of smaller banks as described below.  The Fund will invest in U.S. dollar-denominated certificates of deposit and bankers' acceptances of foreign banks if such banks meet the stated qualifications.  Although the Fund recognizes that the size of a bank is important, this fact alone is not necessarily indicative of its creditworthiness.  Investment in certificates of deposit and bankers' acceptances issued by foreign banks and foreign branches of domestic banks involves investment risks that are different in some respects from those associated with investments in certificates of deposit and bankers' acceptances issued by domestic banks.

The Money Market Fund may also invest in certificates of deposit issued by banks and savings and loan institutions which had at the time of their most recent annual financial statements total assets of less than $1 billion, provided that (I) the principal amounts of such certificates of deposit are insured by an agency of the U.S. Government, (ii) at no time will the Fund hold more than $100,000 principal amount of certificates of deposit of any one such bank, and (iii) at the time of acquisition, no more than 10% of the Fund's assets (taken at current value) are invested in certificates of deposit of such banks having total assets not in excess of $1 billion.

The assets of the Money Market Fund consist entirely of cash items and investments having a remaining maturity date of 397 calendar days or less from date of purchase.  The Fund will be managed so that the average maturity of all instruments in the portfolio (on a dollar-weighted basis) will be 90 days or less.  The average maturity of the Fund's investments varies according to the Adviser's appraisal of money market conditions.

The Fund may invest more than 5% but not more than 25% of its total assets in the first tier securities of a single issuer for a period of up to three business days after purchase, although the Fund may not make more than one such investment at any time.  The Fund may not invest more than 5% of its total assets in securities which were second tier securities when acquired by the Fund.  Further, the Fund may not invest more than the greater of (1) 1% of its total assets, or (2) one million dollars, in the securities of a single issuer which were second tier securities when acquired by the Fund.

The Money Market Fund may occasionally purchase securities other than in the open market.  While such purchases may often offer attractive opportunities for investment not otherwise available on the open

SAI - 28

market, the securities so purchased are often "restricted securities", i.e., securities which cannot be sold to the public without registration under the Securities Act of 1933 or the availability of an exemption from registration (such as Rules 144 or 144A), or which are "not readily marketable" because they are subject to other legal or contractual delays in or restrictions on resale.  It is the Fund's policy that illiquid securities (including repurchase agreements of more than seven days duration, certain restricted securities, and other securities which are not readily marketable) may not constitute, at the time of purchase, more than 10% of the value of the Fund's net assets.  Summit Mutual Funds' Board of Directors has approved guidelines for use by the Adviser in determining whether a security is illiquid.

Generally speaking, restricted securities may be sold (i) only to qualified institutional buyers; (ii) in a privately negotiated transaction to a limited number of purchasers; or (ii) in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration.  Issuers of restricted securities may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded.  If adverse market conditions were to develop during the period between the Fund's decision to sell a restricted or illiquid security and the point at which the Fund is permitted or able to sell such security, the Fund might obtain a price less favorable than the price that prevailed when it decided to sell.  Where a registration statement is required for the resale of restricted securities, the Fund may be required to bear all or part of the registration expenses.  The Fund may be deemed to be an "underwriter" for purposes of the 1933 Act when selling restricted securities to the public and, in such event, the Fund may be liable to purchasers of such securities if the registration statement prepared by the issuer is materially inaccurate or misleading.

The Adviser will monitor the liquidity of such restricted securities subject to the supervision of Summit Mutual Funds' Board of Directors.  In reaching liquidity decisions, the Adviser will consider the following factors: (1) the frequency of trades and quotes for the security, (2) the number of dealers wishing to purchase or sell the security and the number of their potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer).

The Money Market Fund may also invest in asset back securities, which may include pools of mortgages, loans, receivables or other assets.  Payment of principal and interest may be largely dependent upon the cash flows generated by the assets backing the securities.

For purposes of determining the percentage of the Fund's total assets invested in securities of issuers having their principal business activities in a particular industry, asset backed securities will be classified separately, based on the nature of the underlying assets, according to the following categories: captive auto, diversified, retail and consumer loans, captive equipment and business, business trade receivables, nuclear fuel and capital and mortgage lending.

The net investment income of the Fund is declared as a dividend to shareholders daily and distributed monthly in cash or reinvested in additional shares.

INVESTMENT RESTRICTIONS

Summit Mutual Funds has adopted the following fundamental restrictions relating to the investment of assets of the Funds and other investment activities.  These are fundamental policies and may not be changed without the approval of holders of the majority of the outstanding voting shares of each Fund affected (which for this purpose means the lesser of: [i] 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented, or [ii] more than 50% of the outstanding shares).  A change in policy affecting only one Fund may be effected with the approval of the majority of the outstanding voting shares of that Fund only.  Summit Mutual Funds' fundamental investment restrictions provide that no Fund is allowed to:

SAI - 29

(1)

Issue senior securities (except that each Fund may borrow money as described in restriction [9] below).

(2)

With respect to 75% of the value of its total assets (or with respect to 50% of the value of its total assets for the Nasdaq-100 Index Fund and High Yield Bond Fund), invest more than 5% of its total assets in securities (other than securities issued or guaranteed by the United States Government or its agencies or instrumentalities and other investment companies) of any one issuer.

(3)

Purchase more than either: (i) except for the High Yield Fund, 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer (except that up to 25% of the value of the High Yield Fund may be invested without regard to this restriction), except that such restrictions shall not apply to securities issued or guaranteed by the United States Government or its agencies or instrumentalities.

(4)

Invest more than 25% of its total assets in the securities of issuers primarily engaged in the same industry.  For purposes of this restriction, gas, gas transmission, electric, water, and telephone utilities each will be considered a separate industry.  This restriction does not apply to obligations of banks or savings and loan associations or to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.  This restriction does not apply to the Nasdaq-100 Index Fund and High Yield Bond Fund.

(5)

Purchase or sell commodities, commodity contracts, or real estate, except that each Fund may purchase securities of issuers which invest or deal in any of the above, and except that each Fund may invest in securities that are secured by real estate.  This restriction does not apply to obligations issued or guaranteed by the United States Government, its agencies or instrumentalities or to futures contracts or options purchased by the Funds (other than the Money Market Fund) in compliance with non-fundamental restrictions [6, 7, 9 and 10] below.

(6)

Purchase any securities on margin (except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities) or make short sales of securities or maintain a short position.  This restriction does not apply to the High Yield Bond Fund.

(7)

Make loans, except through the purchase of obligations in private placements or by entering into repurchase agreements (the purchase of publicly traded obligations not being considered the making of a loan).

(8)

Lend its securities if, as a result, the aggregate of such loans would exceed one-third of the Fund's total assets, except that the Money Market Fund may not lend securities.

(9)

Borrow amounts in excess of 10% of its total assets (or 15% of the total assets of the High Yield Fund), taken at market value at the time of the borrowing, and then only from banks (and by entering into reverse repurchase agreements) as a temporary measure for extraordinary or emergency purposes, or to meet redemption requests that might otherwise require the untimely disposition of securities, and not for investment or leveraging.  The Fund will not purchase additional securities when money borrowed exceeds 5% of total assets.  For purposes of this restriction, entering into futures contracts or reverse repurchase agreements will not be deemed a borrowing.

SAI - 30

(10)

Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933 in selling shares of each Fund and except as it may be deemed such in a sale of restricted securities.

(11)

Invest more than 10% of its total assets in repurchase agreements maturing in more than seven days, "small bank" certificates of deposit that are not readily marketable, and other illiquid investments.  This restriction does not apply to the High Yield Bond Fund.

(12)

Enter into reverse repurchase agreements if the total of such investments would exceed 5% of the total assets of the Fund.

Summit Mutual Funds has also adopted the following additional investment restrictions that are not fundamental and may be changed by the Board of Directors without shareholder approval.  Under these restrictions, no Fund may:

(1)

Participate on a joint (or a joint and several) basis in any trading account in securities (but this does not prohibit the "bunching" of orders for the sale or purchase of Fund securities with the other Funds or with other accounts advised or sponsored by the Adviser or any of its affiliates to reduce brokerage commissions or otherwise to achieve best overall execution).

(2)

Purchase or retain the securities of any issuer, if, to the knowledge of the Fund, officers and directors of the Fund, the Adviser or any affiliate thereof each owning beneficially more than 1/2% of one of the securities of such issuer, own in the aggregate more than 5% of the securities of such issuer.

(3)

Purchase or sell interests in oil, gas, or other mineral exploration or development programs, or real estate mortgage loans, except that each Fund may purchase securities of issuers which invest or deal in any of the above, and except that each Fund may invest in securities that are secured by real estate mortgages.  This restriction does not apply to obligations or other securities issued or guaranteed by the United States Government, its agencies or instrumentalities.

(4)

Invest in companies for the purpose of exercising control (alone or together with the other Funds).

Summit Mutual Funds has also adopted the following additional investment restrictions that are not fundamental and may be changed by the Board of Directors without shareholder approval.  Under these restrictions:

The Everest Fund, Nasdaq-100 Index Fund and Short-term Government Fund may not:

(1)

Invest more than 20% of its assets in futures contracts and/or options on futures contracts, except as a temporary investment strategy ; when the Fund’s net assets are less than ~~until the Fund reaches~~ $50 million in net assets, the Fund may invest up to 100% of its assets in such futures and/or options contracts.

(2)

Invest in options unless no more than 5% of its assets is paid for premiums for outstanding put and call options (including options on futures contracts) and unless no more than 25% of the Fund's assets consist of collateral for outstanding options.

Summit Mutual Funds has also adopted the following additional investment restrictions that are not fundamental and may be changed by the Board of Directors without shareholder approval.  Under these restrictions:

SAI - 31

The High Yield Bond Fund may not:

(1)

Invest more than 10% of the Fund's total assets in common stocks (including up to 5% in warrants).

(2)

Enter into futures contracts or options thereon if, as a result thereof, more than 5% of the Fund's total assets (taken at market value at the time of entering into the contract) would be committed to initial margin and premiums on such contracts or options thereon, provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount, as defined in certain CFTC regulations, may be excluded in computing such 5%.

(3)

Invest in options except in furtherance of the Fund's investment objective and policies, and in this connection the Fund may:  (i) buy and sell covered and uncovered put, call and spread options on securities, securities and other financial indices, and currencies; and (ii) purchase, hold, and sell contracts for the future delivery of securities and currencies and warrants where the grantor of the warrants is the issuer of the underlying securities.

(4)

Purchase securities on margin, except for use of short-term credit necessary for clearance of purchases of portfolio securities.  For purposes of this restriction, collateral arrangements with respect to options and futures transactions shall not be deemed to involve the use of margin.

(5)

Invest more than 15% of the value of its net assets in illiquid securities.

(6)

Purchase the securities of any issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of the Fund's total assets would be invested in the securities of issuers which at the time of purchase had been in operation for less than three years, including predecessors and unconditional guarantors.

(7)

Sell securities short if, after giving effect to such short sale, the total market value of all securities sold short would exceed 2% of the Fund's net assets or sell securities short unless the securities are listed on a national securities exchange.

If a percentage restriction (for either fundamental or non-fundamental policies) is adhered to at the time of investment, a later increase or decrease in percentage beyond the specified limit resulting from a change in values of portfolio securities or amount of net assets shall not be considered a violation.

DISCLOSURE OF PORTFOLIO HOLDINGS

It is the policy of the Funds to protect the confidentiality of their holdings and prevent the selective disclosure of non-public information about their portfolio holdings.  The Funds' service providers, to which the Funds may disclose non-public information about portfolio holdings, are required to comply with this policy.  No information concerning the portfolio holdings of any Fund may be disclosed to any unaffiliated third party, except as provided below.  The Board has adopted formal procedures governing compliance with this policy.

A Fund or its duly authorized service providers may publicly disclose holdings of the Fund in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the Securities and Exchange Commission.  A summary or list of the Fund's completed purchases and sales may only be made available after the public disclosure of its portfolio holdings.

There are numerous mutual fund evaluation services such as Standard & Poor's, Morningstar or Lipper Analytical Services, and due diligence departments of broker-dealers, custodian banks (i.e., Northern Trust), attorneys (i.e., Dechert LLP), printers (i.e., FGS), fund accountants (i.e., U.S. Bancorp Fund

SAI - 32

Services LLC), independent registered public accounting firms (i.e., Deloitte & Touche LLP),, financial planners and other financial institutions that regularly analyze the portfolio holdings of mutual funds in order to monitor and report on various attributes, including style, capitalization, maturity, yield, beta, etc.  These services and departments then distribute the results of their analysis to the public, paid subscribers and/or in-house brokers.  In order to facilitate the review of the Funds by these services and departments, the Funds may distribute (or authorize service providers to distribute) the Funds' securities holdings to such services and departments before their public disclosure is required or authorized, provided that:  (i) the recipient does not act on or distribute information regarding the portfolio holdings to third parties, other departments, or persons who are likely to use the information for purposes of purchasing or selling the Funds (or any other fund that invests in one of the Funds) before the portfolio holdings become public information; and (ii) the recipient ~~is willing to~~  sign s a written confidentiality agreement that is designed to preserve the confidentiality of the information.  Persons and entities unwilling to execute an acceptable confidentiality agreement within a reasonable period of time may only receive portfolio holdings information that has otherwise been publicly disclosed.

Neither the Funds nor their service providers receive any compensation from such services and departments. Subject to such departures as the Funds' chief compliance officer ("CCO") believes reasonable and consistent with protecting the confidentiality of the portfolio information, each confidentiality agreement should generally provide that, among other things:  the portfolio information is the confidential property of the respective Fund (and its service providers, if applicable) and may not be shared or used directly or indirectly for any purpose except as expressly provided in the confidentiality agreement;  the recipient of the portfolio information agrees to limit access to the portfolio information to its employees (and agents) who, on a need to know basis, are (1) authorized to have access to the portfolio information and (2) subject to confidentiality obligations, including duties not to trade on non-public information, no less restrictive than the confidentiality obligations contained in the confidentiality agreement; and upon written request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

The CCO may authorize disclosure of the Funds' securities holdings and, in addition to the Board, may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information and waive certain requirements.  To the extent required by law, the CCO reports to the Board any violations of the Funds' policies and procedures on disclosure of portfolio holdings.

Any disclosure of the Funds' securities holdings must serve a legitimate business purpose of the Funds and must be in the best interest of the Funds' shareholders.  In making such a determination, the CCO must conclude that the anticipated benefits and risks to the Funds and their shareholders justify the purpose of the disclosure.  A further determination must be made to ensure that any conflicts of interest between the Funds, their shareholders, and any third party are resolved prior to disclosure.  The Funds reserve the right to request certifications from senior officers of authorized recipients that the recipient is using the portfolio holdings information only in a manner consistent with the Funds' policy and any applicable confidentiality agreement.

As an oversight procedure, the CCO reports all arrangements to disclose portfolio holdings information to the Funds' Board of Directors on a periodic basis.  If the Board determines that any such arrangement is or would be inappropriate, the Funds will promptly terminate the disclosure arrangement.

PORTFOLIO TURNOVER

Each Fund has a different expected annual rate of portfolio turnover, which is calculated by dividing the lesser of purchases or sales of Fund securities during the fiscal year by the monthly average of the value of the Fund's securities (excluding from the computation all securities, including options, with maturities at the time of acquisition of one year or less).  Under the above definition, the Money Market Fund will have no portfolio turnover.

SAI - 33

A high rate of portfolio turnover generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the Fund.  Turnover rates may vary greatly from year to year as well as within a particular year and may also be affected by cash requirements for redemptions of each Fund's shares and by requirements which enable the Fund to receive certain favorable tax treatments.  The portfolio turnover rates will, of course, depend in large part on the level of purchases and redemptions of shares of each Fund.  Higher portfolio turnover can result in corresponding increases in brokerage costs to the Funds and their shareholders.  However, because rate of portfolio turnover is not a limiting factor, particular holdings may be sold at any time, if investment judgment or Fund operations make a sale advisable.  The annual portfolio turnover rates for the Funds are set forth in the Financial Highlights section of the Prospectus. ~~The annual portfolio rate for the Large Cap Growth Fund is estimated to be 50%.~~

MANAGEMENT OF THE FUND

Independent Directors

Name, Address and Birth Date(1)	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s)During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Theodore H. Emmerich (June 16, 1926)	Director and Chairman	Indefinite -Director since 1987	Consultant; former Partner, Ernst & Whinney, Accountants	21	American Financial Group
Yvonne L. Gray (February 26, 1951)	Director	Indefinite -Director since 1999	Executive Vice President/COO, United Way of Greater Cincinnati (Social Services Provider); prior thereto, Vice President / Trust Operations Officer, Fifth Third Bank; former Audit Manager, Price Waterhouse (Accounting Firm)	21	N/A
Michael K. Keating (May 27, 1955)	Director	Indefinite -Director since 2005	Managing Director, Keating Vollmer & Co. LLC (Private Equity Investment Firm)	21	N/A
David C. Phillips (August 23, 1938)	Director	Indefinite -Director since 2001	Co-Founder, Cincinnati Works Inc. (Job Placement); prior thereto, Chief Executive Officer, Downtown Cincinnati Inc. (Economic Revitalization of Cincinnati)	21	Meridian Bioscience, Inc; Cintas, Inc.
Mary W. Sullivan (October 23, 1956)	Director	Indefinite -Director since 2001	Attorney, Peck, Shaffer & Williams LLP (Law firm)	21	Franklin Savings and Loan Co.; First Franklin Corporation

SAI - 34

Interested Directors and Officers

Steven R. Sutermeister* (January 2, 1954)	Director, President and Chief Executive Officer	Indefinite -Director since 1999	Senior Vice President, Union Central; President and Chief Executive Officer, Adviser.	21	Summit Investment Partners, Inc.;Union Central Mortgage Funding, Inc.
John F. Labmeier (January 29, 1949)	Vice President and Secretary	Indefinite -Officer since 1990	Secretary, Adviser; Consultant; Prior to January 1, 2007, Vice President, Associate General Counsel and Assistant Secretary, Union Central	NA	NA
Thomas G. Knipper (August 25, 1957)	Vice President, Controller and Chief Compliance Officer	Indefinite -Officer since 1995	Chief Compliance Officer, Adviser	NA	NA
Gerald Q. Herbert (December 23, 1966)	Treasurer	Indefinite -Officer since 2005	Director of Finance and Accounting, Adviser; prior thereto, Controller, General Factory Supplies Co.	NA	NA
John M. Lucas 1876 Waycross Road Cincinnati, OH 45240 (February 15, 1951)	Assistant Secretary	Indefinite -Officer since 1990	Second Vice President, Counsel and Assistant Secretary, Union Central	NA	NA

(1)

Except as otherwise indicated, the business address of each listed person is 312 Walnut Street, Suite 2500, Cincinnati, OH 45202.

*

Mr. Sutermeister may be considered to be an "interested person" of the Funds (within the meaning of the Investment Company Act of 1940) because of his affiliation with the Adviser.

BOARD OF DIRECTORS

The business and affairs of Summit Mutual Funds are managed under the direction of the Board of Directors.  All powers of Summit Mutual Funds are vested in, and may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the shareholders by the laws of the state of Maryland or Summit Mutual Funds' Articles of Incorporation or By-laws.

The Board has a standing audit committee, which consists of Theodore H. Emmerich, Yvonne L. Gray, Michael K. Keating, David C. Phillips (Chair) and Mary W. Sullivan, each of whom is not an "interested person" of the Fund as defined in the 1940 Act ("Independent Director(s)").  The purpose of the audit committee is to meet with the independent registered accounting firm and officers to review accounting principles used by the Fund, the adequacy of internal controls, the responsibilities and fees of the independent accountants, and other matters.  During 200 7 ~~6~~ , the audit committee held three meetings.

The Board has a standing nominating committee, which consists of Yvonne L. Gray (Chair), David C. Phillips and Mary W. Sullivan, each of whom is an Independent Director.  The purpose of the nominating committee is to review and nominate candidates for positions as Directors to fill vacancies on the Board.  During 200 7 ~~6~~ , the nominating committee held one meeting. The nominating committee will consider Director candidates recommended in writing by shareholders. Recommendations should be addressed to Summit Mutual Funds, 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202.

SAI - 35

Directors owned outstanding shares of Summit Mutual Funds as follows:

Name of Director	Dollar Range of Equity Securities in the Fund as of 12 ~~9~~ /3 1 ~~0~~ / ~~06~~ 07	Aggregate Dollar Range of Equity Securities in ALL Registered Investment Companies Overseen by Director in Family of Investment Companies
Theodore H. Emmerich	Over $100,000	$ ~~10~~ 5 0,001 - $ 1 ~~5~~ 00,000
Yvonne L. Gray	$1 - $10,000	$10,001 - $50,000
Michael K. Keating	$50,000 - $100,000	$50,001 - $100,000
David C. Phillips	Over $100,000	$50,001 - $100,000 ~~Over $500,000~~
Mary W. Sullivan	Over $100,000	$100,001 - $500,000
Steven R. Sutermeister	Over $100,000	Over $500,000

As of the date of this Statement of Additional Information, officers and directors of Summit Mutual Funds, as a group, owned less than 1% of the outstanding shares of Summit Mutual Funds.  Directors who are not officers or employees of The Union Central Life Insurance Company ("Union Central") or the Funds' investment adviser are paid a fee plus actual out-of-pocket expenses by Summit Mutual Funds for each meeting of the Board of Directors attended.  Total fees and expenses incurred for 200 7 ~~6~~ were $1 ~~48,369~~ 50,457 ..

Compensation Table

(1) Name of Person, Position	(2) Aggregate Compensation From Fund	(3) Pension or Retirement Benefits Accrued As Part of Fund Expenses	(4) Estimated Annual Benefits Upon Retirement	(5) Total Compensation From Fund and Fund Complex Paid to Directors
Theodore H. Emmerich Director	$37,500	NA	NA	$37,500
Yvonne L. Gray Director	$26,300	NA	NA	$26,300
Michael K. Keating Director	$2 5 ~~6~~ , 5 ~~0~~ 00	NA	NA	$26,000
David C. Phillips Director	$26, 9 ~~4~~ 00	NA	NA	$26,400
Mary W. Sullivan Director	$26,000	NA	NA	$26,000
Steven R. Sutermeister Director	NA	NA	NA	NA

As of February 1, ~~2007~~ 2008 , no Director owned beneficially or of record any securities of the investment adviser or principal underwriter of Summit Mutual Funds, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of Summit Mutual Funds.

Control Persons

~~As set forth in the Prospectus,~~  Union Central has voting control of each Fund. Union Central, whose address is 1876 Waycross Road, Cincinnati, Ohio 45240, is a stock insurance company organized under the laws of the state of Ohio.

Investment Adviser

Summit Mutual Funds has entered into an Investment Advisory Agreement with Summit Investment Partners, Inc. ("Adviser"), whose principal business address is 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202.  The Adviser was incorporated under the laws of Ohio on August 18, 1986, and is a wholly-owned subsidiary of Union Central.  Executive officers and directors of the Adviser who are affiliated with the Fund are: Steven R. Sutermeister, Director, President and Chief Executive Officer of the Adviser; Thomas G. Knipper, Chief Compliance Officer of the Adviser; Gerald Q. Herbert, Treasurer of the Adviser; and John F. Labmeier, Secretary of the Adviser.

SAI - 36

Pursuant to the Agreement, Summit Mutual Funds has retained the Adviser to manage the investment of each Fund's assets, including the placing of orders for the purchase and sale of Fund securities.  The Adviser is at all times subject to the direction and supervision of the Board of Directors of Summit Mutual Funds.

The Adviser continuously furnishes an investment program for each Fund, is responsible for the actual management of each Fund and has responsibility for making decisions to buy, sell or hold any particular security.  The Adviser obtains and evaluates such information and advice relating to the economy, securities markets, and specific securities as it considers necessary or useful to continuously manage the assets of the Funds in a manner consistent with their investment objectives, policies and restrictions.  The Adviser considers analyses from various sources, makes necessary investment decisions and effects transactions accordingly.  The Adviser also performs certain administrative functions for Summit Mutual Funds.  The Adviser may utilize the advisory services of subadvisers for one or more of the Funds.

Payment of Expenses

Summit Mutual Funds has also entered into an Administrative Services Agreement with the Adviser in which the Adviser, at its expense, maintains certain of Summit Mutual Funds' books and records (other than those provided by U. S. Bancorp Fund Services, LLC, by agreement) and furnishes such office space, facilities, equipment, and clerical help as Summit Mutual Funds may reasonably require in the conduct of business.  In addition, the Adviser pays for the services of all executive, administrative, clerical, and other personnel, including officers of Summit Mutual Funds, who are employees of Union Central.  Expenses not expressly assumed by the Adviser under the Agreement will be paid by Summit Mutual Funds.

Each Fund pays all other expenses incurred in its operation and a portion of Summit Mutual Funds' general administration expenses allocated on the basis of the asset size of the respective Funds.  Expenses other than the Adviser's fee that are borne directly and paid individually by a Fund include, but are not limited to, brokerage commissions, dealer markups, expenses incurred in the acquisition of Fund securities, transfer taxes, transaction expenses of the custodian, royalty or license fees, pricing services used by only one or more Funds, and other costs properly payable by only one or more Funds.  Expenses which are allocated on the basis of size of the respective Funds include custodian (portion based on asset size), dividend disbursing agent, transfer agent, bookkeeping services (except annual per Fund base charge), pricing, shareholder's and directors' meetings, directors' fees, proxy statement and Prospectus preparation, registration fees and costs, fees and expenses of legal counsel not including employees of the Adviser, membership dues of industry associations, postage, insurance premiums including fidelity bond, and all other costs of Summit Mutual Funds' operation properly payable by Summit Mutual Funds and allocable on the basis of size of the respective Funds.  Depending on the nature of a legal claim, liability or lawsuit, litigation costs, payment of legal claims or liabilities and any indemnification relating thereto may be directly applicable to a Fund or allocated on the basis of the size of the respective Funds.  The directors have determined that this is an appropriate method of allocation of expenses.

Limitation of Expenses

The Adviser will pay Total Annual Fund Operating Expenses (exclusive of Acquired Fund fees and expenses) in excess of: .65% for the Nasdaq-100 Index Fund Class I, .73% for the Short-term Government Fund Class I, .98% for the Short-term Government Fund Class A, and .45% for the Money Market Fund.

Also, the Adviser has voluntarily agreed to waive its fees and/or reimburse expenses, to the extent necessary, to limit Total Annual Fund Operating Expenses to 1.10% of average daily net assets of the Large Cap Growth Fund Class I and 1.35% of average daily net assets of the Large Cap Growth Fund Class A until ~~December 31, 2007~~ February 1, 2009 ..

Advisory Fee

As full compensation for the services and facilities furnished to the Funds and expenses of the Funds assumed by the Adviser, the Funds are contractually obligated to pay the Adviser monthly compensation calculated daily as described in the Prospectus.  The compensation for each Fund for the fiscal years ended

SAI - 37

September 30, 200 7 ~~6~~ , 200 6 ~~5~~ and 200 5 ~~4~~ , respectively, were as follows:

	200 7 ~~6~~		200 6 ~~5~~		200 5 ~~4~~
	Advisory Fee	Expense Reimbursements Paid by Adviser	Advisory Fee	Expense Reimbursements Paid by Adviser	Advisory Fee	Expense Reimbursements Paid by Adviser
Nasdaq-100 Index Fund	$64,239	$82,963	$59,616	$74,209	$61,575	$85,186
Everest Fund	$654,623	--	$465,182	--	$411,043	--
Bond Fund	$442,732	--	$449,756	--	$448,410	--
Short-term Government Fund	$121,877	$63,356	$127,269	$29,906	$126,154	$41,579
Money Market Fund	$452,232	$163,421	$399,460	$121,527	$360,955	$157,960
High Yield Bond Fund	$155,454	--	$121,520	--	$123,803	--
Large Cap Growth Fund	$3,995	$71,403	NA	NA	NA	NA

Investment Advisory Agreement and Administrative Services Agreement

Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect from year to year if approved annually: (a) by the Board of Directors of Summit Mutual Funds or by a majority of the outstanding shares of Summit Mutual Funds, including a majority of the outstanding shares of each Fund; and (b) by a majority of the directors who are not parties to such contract or interested persons (as defined by the Investment Company Act of 1940) of any such party.  The Agreement is not assignable and may be terminated without penalty by Summit Mutual Funds on 60 days notice, and by the Adviser on 90 days notice.

At a shareholders' meeting on November 9, 2001, the shareholders approved an amendment to the Investment Advisory Agreement that eliminated certain administrative responsibilities enumerated in the Investment Advisory Agreement for all of the Funds and incorporated them into a separate administrative services agreement between Summit Mutual Funds and the Adviser.  The Board of Directors previously approved the amendment on September 26, 2001.  Administrative responsibilities , including:

▪

preparing, maintaining, analyzing and reporting on the Funds' and Portfolios' expenses,

▪

authorizing payment of Fund and Portfolio expenses,

▪

coordinating completion of annual audits,

▪

drafting semi-annual and annual financial statements,

▪

coordinating Board meetings,

▪

preparing and filing reports to the SEC and states, and

▪

coordinating and managing procedures for compliance with federal and state regulations are now covered by a separate administrative services agreement between Summit Mutual Funds and the Adviser.  A separate administrative service fee of 0.10% of average daily net assets on an annual ~~basis,~~ basis will be imposed for these services.  Administrative service fees paid during the fiscal year ended September 30, 200 7 ~~6~~ were $3 ~~46,519~~ 95,579 ..

The Investment Advisory Agreement provides that the Adviser shall not be liable to Summit Mutual Funds or to any shareholder for any error of judgment or mistake of law or for any loss suffered by Summit Mutual Funds or by any shareholder in connection with matters to which the Investment Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Adviser in the performance of its duties thereunder.  In the case of administration services, the Adviser will also be held to the aforementioned standard of liability.

The Investment Advisory Agreement in no way restricts the Adviser from acting as investment manager or adviser to others.

If the question of continuance of the Investment Advisory Agreement (or adoption of any new Agreement) is presented to shareholders, continuance (or adoption) with respect to a Fund shall be effective only if approved by a majority vote of the outstanding voting securities of that Fund.  If the shareholders of any

SAI - 38

one or more of the Funds should fail to approve the Agreement, the Adviser may nonetheless serve as an adviser with respect to any Fund whose shareholders approved the Agreement.

Investment Subadvisory Agreement

Payments made to subadvisers for the fiscal years ended September 30, 200 7 ~~6~~ , 200 6 ~~5~~ and 200 5 ~~4~~ , respectively, were as follows:

	200 7 ~~6~~	200 6 ~~5~~	200 5 ~~4~~
Money Market Fund	$215,793	$196,629	$178,700

The Subadvisory Agreement between the Adviser and Deutsche Investment Management Americas Inc. as subadviser for the Money Market Fund was last approved by the Fund's Board of Directors on November 1 2 ~~3~~ , 200 7 ~~6~~ , including an affirmative vote of a majority of the Independent Directors.  Although the Fund is not a party to this Subadvisory Agreement, the Agreement provides that continuation and termination are subject to the same requirements as the Investment Advisory Agreement between the Adviser and the Fund.  Deutsche is subject to the same control and supervision by the Fund's Board of Directors as is the Adviser.  The Adviser will pay Deutsche a monthly fee computed on a daily basis, at an annual rate, equal to .20% of the first $50,000,000, .15% of the next $200,000,000, .12% of the next $750,000,000, and .10% of all over $1 billion of the current value of the net assets. The fee is paid by the Adviser, not the Fund. The sole shareholder of the Fund approved the Investment Subadvisory Agreement on April 8, 2002.

Service Agreement

Under a General Administrative Services Agreement , effective January 1, 2006,   among the Adviser, ~~Union Central~~ Summit Investment Advisors, Inc. (SIA) and other companies within the UNIFI Mutual Holding Company enterprise, ~~Union Central~~ SAI has agreed to make available to the Adviser the services of certain employees of ~~Union Central~~ SAI on a part-time basis for the purpose of better enabling the Adviser to fulfill its obligations to Summit Mutual Funds.  Pursuant to this agreement, the Adviser shall reimburse ~~Union Central~~ SAI for all costs allocable to the time spent on the affairs of the Adviser by the employees provided by ~~Union Central~~ SAI ..  In performing their services for the Adviser, the specified employees shall report and be solely responsible to the officers and directors of the Adviser or persons designated by them.   ~~Union Central~~ SAI shall have no responsibility for the investment recommendations or decisions of the Adviser.  The obligation of performance under the Investment Advisory Agreement is solely that of the Adviser and ~~Union Central~~ SAI undertakes no obligation in respect thereto except as otherwise expressly provided in the General Administrative Services Agreement. The fee paid by the Adviser in 2007 was $1,329,000 and in 2006 was $1,708,000.

Securities Activities of Adviser

Securities held by Summit Mutual Funds may also be held by Union Central or by other separate accounts or mutual funds for which the Adviser acts as an adviser.  Because of different investment objectives or other factors, a particular security may be bought by Union Central or by the Adviser or for one or more of its clients, when one or more other clients are selling the same security.  If purchases or sales of securities for one or more of the Funds or other clients of the Adviser or Union Central arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the Funds, Union Central, and other clients in a manner deemed equitable to all.  To the extent that transactions on behalf of more than one client of the Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be sold or purchased for the Fund (or for two or more Funds) with those to be sold or purchased for other accounts or companies in order to obtain more favorable execution and lower brokerage commissions.  In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the

SAI - 39

Fund(s) and to such other accounts or companies. In some cases this procedure may adversely affect the size of the position obtainable for a Fund.

Code of Ethics

The Adviser and Summit Mutual Funds have adopted a code of ethics under Rule 17j-1 of the Investment Company Act of 1940.  Quasar Distributors, LLC, the Funds' distributor and principal underwriter ("Distributor"), has also adopted Codes of Ethics.  Each Code of Ethics applies to the personal investing activities of the directors, officers and certain employees of the Funds, the Adviser or the Distributor, as applicable.  Employees of the Adviser and the Funds are permitted to make personal securities transactions, including securities that may be held or purchased by the Funds, subject to the requirements and restrictions set forth in the Adviser's code of ethics.  Employees of the Distributor are also permitted to make personal securities transactions, including securities that may be held or purchased by the Funds, subject to the requirements and restrictions set forth in the Distributor's code of ethics.

Each code of ethics contains provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of clients such as the Funds. Among other things, the codes of ethics, which generally complies with standards recommended by the Investment Company Institute's Advisory Group on Personal Investing, prohibits certain types of transactions absent prior approval, imposes time periods during which personal transactions may not be made in certain securities, and requires the submission of duplicate broker confirmations and monthly reporting of securities transactions.  Additional restrictions apply to portfolio managers, traders, research analysts and others involved in the investment advisory and distribution process.  Exceptions to these and other provisions of the codes of ethics may be granted in particular circumstances after review by appropriate personnel.

PORTFOLIO MANAGERS

Everest Fund

James R. McGlynn and Yvonne M. Bishop are primarily responsible for the day-to-day management of the Everest Fund.

Other Accounts Managed

Mr. McGlynn also is primarily responsible for the day-to-day management of other registered investment companies and other accounts, as indicated below.  The following tables identify, as of September 30, 200 7 ~~6~~ (i) the number of, and total assets of, other registered investment companies, pooled investment vehicles and other accounts managed and (ii) the total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
James R. McGlynn	2	$205,432,879	0	NA	4	$67,775,940
Yvonne M. Bishop	2	$201,335,577	0	NA	4	$67,775,940

As of September 30, 200 7 ~~6~~ , none of these accounts had advisory fee arrangements based on the performance of the account.

Compensation

The structure of p ~~P~~ ortfolio m ~~M~~ anag ment ~~er~~ compensation is consistent based on the level of the employee and consists of: benefits that are available to all salaried employees  ~~based on their level~~ ; a fixed based salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary

SAI - 40

and based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives ; and a long-term incentive compensation plan based on the  ~~the~~ performance of the Adviser and its parent.

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other.   The other accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Fund.  Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and another account. The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio manager in the Portfolio and Funds managed within the Registrant as of September 30, ~~2006~~ 2007 , stated as being within one of the following dollar ranges:  None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range in Everest Fund and Zenith Portfolio
James R. McGlynn	$500,001 - $1,000,000
Yvonne M. Bishop	$10,001 - $50,000

Nasdaq-100 Index Fund

Gary R. Rodmaker ~~, Nick J. Kotsonis~~ and Kevin P. Aug are primarily responsible for the day-to-day management of the Nasdaq-100 Index Fund.

Other Accounts Managed

Mr. Rodmaker ~~, Mr. Kotsonis~~ and Mr. Aug also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following tables identify, as of September 30, ~~2006~~  2007 (i) the number of, and total assets of, other registered investment companies, pooled investment vehicles and other accounts managed and (ii) the total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

SAI - 41

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Gary R. Rodmaker	14	$901,199,603	0	NA	8	$2,736,911,196
Kevin P. Aug	6	$751,350,299	0	NA	4	$195,585,886

As of September 30, ~~2006~~ 2007 , none of these accounts had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio managment compensation is consistent based on the level of the employee and consists of: benefits that are available to all salaried employees; a fixed based salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent. ~~Portfolio Manager compensation consists of: benefits that are available to all salaried employees based on their level; a fixed based salary based on industry market compensation surveys; short-term incentive compensation based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.); and a long-term incentive compensation plan based on the the performance of the Adviser and its parent.~~

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other. The other accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund.  The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Fund.  Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully.  Similarly, there may be limited opportunity to sell an investment held by the Fund and another account.  The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio managers in the Portfolios as of September 30, ~~2006~~  2007 stated as being within one of the following dollar ranges:  None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range in Nasdaq-100 Fund and Portfolio
Gary R. Rodmaker	$1 - $10,000
~~Nick J. Kotsonis~~	~~None~~
Kevin P. Aug	$1 - $10,000 ~~None~~

SAI - 42

Bond Fund

Gary R. Rodmaker, Michael J. Schultz and D. Scott Keller are primarily responsible for the day-to-day management of the Bond Fund.

Other Accounts Managed

Mr. Rodmaker, Mr. Schultz and Mr. Keller also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following tables identify, as of September 30, ~~2006~~  2007 (i) the number of, and total assets of, other registered investment companies, pooled investment vehicles and other accounts managed and (ii) the total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Gary R. Rodmaker	14	$832,802,012	0	NA	8	$2,736,911,196
Michael J. Schultz	7	$60,076,888	0	NA	7	$2,141,660,072
D. Scott Keller	6	$32,797,120	0	NA	5	$2,541,325,310

As of September 30, ~~2006~~ 2007 , none of these accounts had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio managment compensation is consistent based on the level of the employee and consists of: benefits that are available to all salaried employees; a fixed based salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent. ~~Portfolio Manager compensation consists of:  benefits that are available to all salaried employees based on their level; a fixed based salary based on industry market compensation surveys; short-term incentive compensation based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.); and a long-term incentive compensation plan based on the the performance of the Adviser and its parent.~~

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other.   The other accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund.  The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Fund.  Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully.  Similarly, there may be limited opportunity to sell an investment held by the Fund and another account.  The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio manager in the Portfolio and Funds managed within the Registrant as of September 30, ~~2006~~ 2007 , stated as being within one of the following dollar ranges:  None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range in Bond Fund and Bond Portfolio
Gary R. Rodmaker	$1 0,001 - $ 5 ~~1~~ 0,000
Michael J. Schultz	None
D. Scott Keller	None

Short-term Government Fund

Michael J. Schultz is primarily responsible for the day-to-day management of the Short-term Government Fund.

Other Accounts Managed

Mr. Schultz also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following tables identify, as of September 30, ~~2006~~  2007 (i) the number of, and total assets of, other registered investment companies, pooled investment vehicles and other accounts managed and (ii) the total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Michael J. Schultz	7	$125,324,702	0	NA	7	$2,141,660,072

As of September 30, ~~2006~~ 2007 , none of these accounts had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio managment compensation is consistent based on the level of the employee and consists of: benefits that are available to all salaried employees; a fixed based salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent. ~~Portfolio Manager compensation consists of: benefits that are available to all salaried employees based on their level; a fixed based salary based on industry market compensation surveys; short-term incentive compensation based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.); and a long-term incentive compensation plan based on the the performance of the Adviser and its parent.~~

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other.   The other accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund.  The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Fund.  Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully.  Similarly, there may be limited opportunity to sell an investment held by the Fund and another account.  The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio manager in the Portfolio and Funds managed within the Registrant as of September 30, ~~2006~~ 2007 , stated as being within one of the following dollar ranges:  None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range in Short-term Government Fund
Michael J. Schultz	None

High Yield Bond Fund

Gary R. Rodmaker is primarily responsible for the day-to-day management of the High Yield Bond Fund.

Other Accounts Managed

Mr. Rodmaker also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated below.  The following tables identify, as of September 30, ~~2006~~  2007 (i) the number of, and total assets of, other registered investment companies, pooled investment vehicles and other accounts managed and (ii) the total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
Gary R. Rodmaker	14	$900,804,992	0	NA	8	$2,736,911,196

As of September 30, ~~2006~~ 2007 , none of these accounts had advisory fee arrangements based on the performance of the account.

SAI - 43

Compensation

The structure of portfolio managment compensation is consistent based on the level of the employee and consists of: benefits that are available to all salaried employees; a fixed based salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent. ~~Portfolio Manager compensation consists of:  benefits that are available to all salaried employees based on their level; a fixed based salary based on industry market compensation surveys; short-term incentive compensation based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.); and a long-term incentive compensation plan based on the the performance of the Adviser and its parent.~~

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund on the one hand, and the management of other registered investment companies and other accounts (collectively, "other accounts") on the other.   The other accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund.  The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Fund.  Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully.  Similarly, there may be limited opportunity to sell an investment held by the Fund and another account.  The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio manager in the Portfolio and Funds managed within the Registrant as of September 30, ~~2006~~ 2007 , stated as being within one of the following dollar ranges:  None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range in High Yield Bond Fund
Gary R. Rodmaker	$100,001 - $500,000

Large Cap Growth Fund

John N. Thompson is primarily responsible for the day-to-day management of the Large Cap Growth Fund.

Mr. Thompson also is primarily responsible for the day-to-day management of other registered investment companies and other accounts, as indicated below.  The following tables identify, as of September 30, ~~2006~~  2007 (i) the number of, and total assets of, other registered investment companies, pooled investment vehicles and other accounts managed and (ii) the total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance.

	Other Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number	Total Assets	Number	Total Assets	Number	Total Assets
John N. Thompson	0	NA	0	NA	4	$243,951,014

As of September 30, ~~2006~~ 2007 , none of these accounts had advisory fee arrangements based on the performance of the account.

Compensation

The structure of portfolio managment compensation is consistent based on the level of the employee and consists of: benefits that are available to all salaried employees; a fixed based salary based on industry market compensation surveys; short-term incentive compensation calculated as a percentage of base salary and based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.) calculated on a dollar-weighted basis among accounts with the same investment objectives; and a long-term incentive compensation plan based on the performance of the Adviser and its parent. ~~Portfolio Manager compensation consists of:  benefits that are available to all salaried employees based on their level; a fixed based salary based on industry market compensation surveys; short-term incentive compensation based on various criteria, including adviser annual profitability compared to its budget and assets under managements, personal performance criteria and specific client performance measures (such as pre-tax total return, peer rankings, etc.); and a long-term incentive compensation plan based on the the performance of the Adviser and its parent.~~

Conflicts of Interest

From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund on the one hand, and the management of other accounts on the other.  The other accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. The other accounts might also have different investment objectives or strategies than the Fund.

Knowledge and Timing of Fund Trades.  A potential conflict of interest may arise as a result of the portfolio manager's day-to-day management of the Fund.  Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund's trades.  It is theoretically possible that the portfolio manager could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Investment Opportunities.  A potential conflict of interest may arise as a result of the portfolio manager's management of a number of accounts with varying investment guidelines.  Often, an investment opportunity may be suitable for both the Fund and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Fund and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and another account. The Investment Manager has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Ownership of Fund Shares

The table below sets forth the value of shares beneficially owned by the portfolio manager in the Portfolio and Funds managed within the Registrant as of September 30, ~~2006~~ 2007 , stated as being within one of the following dollar ranges:  None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000; or over $1,000,000.

Portfolio Manager	Dollar Range in Large Cap Growth Fund
John N. Thompson	~~None~~ $10,001 - $50,000

DETERMINATION OF NET ASSET VALUE

The per share NAV of each Fund is determined by dividing the total value of its securities and other assets, less liabilities, by the total number of shares outstanding.  The public offering price for each Fund is its NAV per share plus, in the case of Class A shares, the applicable sales charge.  As described in the Prospectus, the net asset value of shares of the Fund is determined once daily, Monday through Friday as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern Time), on days during which there are purchases or redemptions of Fund shares, except: (i) when the New York Stock Exchange is closed (currently New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day); and (ii) any day on which changes in the value of the Fund securities of the Fund will not materially affect the current net asset value of the shares of a Fund.

Securities held by the Funds, except for money market instruments maturing in 60 days or less, will be valued as follows:  Securities which are traded on stock exchanges (including securities traded in both the over-the-counter market and on exchange), or listed on the Nasdaq National Market System, are valued at the last sales price as of the close of the New York Stock Exchange on the day the securities are being valued, or, lacking any sales, at the closing bid prices.  Alternatively, NASDAQ listed securities may be valued on the basis of the NASDAQ Official Closing Price.  Securities traded only in the over-the-counter market are valued at the last bid prices quoted by brokers that make markets in the securities at the close of trading on the New York Stock Exchange.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith in accordance with procedures adopted by the Board of Directors.

Money market instruments with a remaining maturity of 60 days or less are valued on an amortized cost basis.  Under this method of valuation, the instrument is initially valued at cost (or in the case of instruments initially valued at market value, at the market value on the day before its remaining maturity is such that it qualifies for amortized cost valuation); thereafter, the Fund assumes a constant proportionate amortization in value until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price that would be received upon sale of the instrument.

Generally, trading in foreign securities, corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times prior to the close of the NYSE.  The values of such securities used in computing the NAV of each Fund's shares generally are determined at such times.  Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which such values are determined and the close of the NYSE.  If events affecting the value of securities occur during such a period, and a Fund's NAV is materially affected by such changes in the value of the securities, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board.

PURCHASE AND REDEMPTION OF SHARES

The Fund offers two classes of shares to Union Central and its exempt separate accounts, as well as to other investors:  Class A and Class I.  The Nasdaq-100 Index Fund and the Money Market Fund are available in Class I shares only, which are offered without a sales charge to institutional investors and other investors meeting an account minimum.  The Everest Fund, Large Cap Growth Fund, Bond Fund, Short-term Government Fund and High Yield Bond Fund are each available in Class A and Class I shares.  The Class A and Class I shares of a Fund represent an identical interest in the investment portfolio of that respective Fund, and have the same rights, except that Class A shares are subject to an initial sales charge and bear the expenses of Rule 12b-1 plan fees, as explained in the Prospectus.  The Rule 12b-1 plan fees that are imposed on Class A shares are imposed directly against Class A shares and not against all assets of the Fund.  Accordingly, such fees do not affect the net asset value of the Class I shares.

Shareholders purchase shares at the public offering price (in the case of Class A shares, generally net asset value plus the initial sales charge) and redeem shares at the net asset value next determined after receipt and acceptance of a purchase order or receipt of a redemption request.  The public offering price is effective for orders received by the Funds or their agents, which currently include dealers and their authorized representatives, prior to the time of determination of the net asset value.  Dealers are responsible for promptly transmitting purchase and redemption orders to the Distributor.  For Class A shares of the Fund, the excess of the offering price over the net amount invested is distributed to the Fund's Distributor as a concession; and the Distributor may then re-allow some or all of the sales concessions to intermediaries selling shares of the Funds.

Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that shareholder services fees in relation to Class A shares of a respective Fund are borne exclusively by that class.

Payment for shares redeemed will generally be made within seven days after receipt of a proper notice of redemption.  The right to redeem shares or to receive payment with respect to any redemption may only be suspended for any period during which: (a) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or such exchange is closed for other than weekends and holidays; (b) an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of Fund securities or determination of the net asset value of a Fund is not reasonably practicable; and the Securities and Exchange Commission by order permits postponement for the protection of shareholders.

DIVIDENDS AND TAXES

It is each Fund's policy to pay dividends from net investment income as from time to time declared by the Board of Directors, and to distribute realized capital gains (if any) in excess of any capital losses and capital loss carryovers, at least once a year.  Because the value of a share is based directly on the amount of the net assets rather than on the principle of supply and demand, any distribution of capital gains or payment of an income dividend will result in a decrease in the value of a share equal to the amount paid. All such dividends and distributions are automatically reinvested on the payable date in shares of the Funds at NAV as of the record date (reduced by an amount equal to the amount of the dividend or distribution), unless the Transfer Agent is previously notified in writing by the shareholder that such dividends or distributions are to be received in cash.  A shareholder who elected not to reinvest dividends or distributions paid with respect to Class A shares may, at any time within 30 days after the payment date, reinvest a dividend check without imposition of a sales charge if so indicated on the purchase request.

The following summarizes certain federal income tax considerations generally affecting the Funds and their shareholders. No attempt is made to present a detailed explanation of the tax treatment of the Funds or their shareholders, and the discussion here is not intended as a substitute for careful tax planning. The discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax advisors with regard to the federal tax consequences of the purchase, ownership, and disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Each Fund intends to qualify annually and to elect to be treated as a regulated investment company under the Code. To qualify as a regulated investment company, each Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from interest in a qualified publicly held partnership, or other income derived with respect to its business of investing in such stock, securities, or currencies ("Qualifying Income Test"); (ii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the market value of the Fund's assets is represented by cash, cash items, U.S. Government securities, the securities of other regulated investment companies, and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), of two or more issuers which the Fund controls (as that term is defined in the relevant provisions of the Code) and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or of one or more qualified publicly held partnerships; and (iii) distribute at least 90% of the sum of its investment company taxable income (which includes, among other items, dividends, interest, and net short-term capital gains in excess of any net long-term capital losses) and its net tax-exempt interest each taxable year.

The Treasury Department is authorized to promulgate regulations under which foreign currency gains would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities (or options and futures with respect to securities). To date, no such regulations have been issued.

Certain requirements relating to the qualification of a Fund as a regulated investment company may limit the extent to which a Fund will be able to engage in certain investment practices, including transactions in futures contracts and other types of derivative securities transactions.

A Fund qualifying as a regulated investment company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the net short-term capital losses), if any, that it distributes to shareholders. Each Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains.

Generally, regulated investment companies, like the Fund, must distribute amounts on a timely basis in accordance with a calendar year distribution requirement in order to avoid a nondeductible 4% excise tax. Generally, to avoid the tax, a regulated investment company must distribute during each calendar year, (i) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (ii) at least 98% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the 12-month period ending on October 31 of the calendar year, and (iii) all ordinary income and capital gains for previous years that were not distributed during such years. To avoid application of the excise tax, each Fund intends to make its distributions in accordance with the calendar year distribution requirement. A distribution is treated as paid on December 31 of the calendar year if it is declared by a Fund in October, November or December of that year to shareholders of record on a date in such a month and paid by the Fund during January of the following calendar year. Such distributions are taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

The excess of net long-term capital gains over short-term capital losses realized and distributed by the Funds or reinvested in Fund shares will generally be taxable to shareholders as long-term gain. Net capital gains from assets held for one year or less will be taxed as ordinary income. Distributions will be subject to these capital gains rates regardless of how long a shareholder has held Fund shares. Advice as to the tax status of each year's dividends and distributions will be mailed annually. A purchase of shares shortly before payment of a dividend or distribution is disadvantageous because the dividend or distribution to the purchaser has the effect of reducing the per share NAV of the shares by the amount of the dividends or distributions. In addition, all or a portion of such dividends or distributions (although in effect a return of capital) may be taxable.

Current tax law generally provides for a maximum tax rate for individual taxpayers of 15% on long-term capital gains from sales and on certain qualifying dividend income. The rate reductions do not apply to corporate taxpayers or to foreign shareholders. Each Fund will be able to separately designate distributions of any qualifying long-term capital gains or qualifying dividends earned by the Fund that would be eligible for the lower maximum rate. A shareholder would also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower rate. Distributions from income derived from interest on bonds and other debt instruments will not generally qualify for the lower rates.

For federal income tax purposes, generally dividends paid by some mutual funds may qualify for the corporate stockholder's dividends received deduction to the extent the fund designates amounts distributed as qualified dividends.

Generally, gain or loss realized upon the sale or redemption of shares (including the exchange of shares for shares of another fund) will be capital gain or loss if the shares are capital assets in the shareholder's hands, and will be taxable to shareholders as long-term capital gains if the shares had been held for more than one year at the time of sale or redemption. Net capital gains on shares held for less than one year will be taxable to shareholders as ordinary income. Investors should be aware that any loss realized upon the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of any distribution of long-term capital gain to the shareholder with respect to such shares. In addition, any loss realized on a sale or exchange of shares will be disallowed to the extent the shares disposed of are replaced within a period of 61 days, beginning 30 days before and ending 30 days after the date the shares are disposed of, such as pursuant to the reinvestment of dividends. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Under certain circumstances, the sales charge incurred in acquiring Class A shares of the Funds may not be taken into account in determining the gain or loss on the disposition of those shares. This rule applies in circumstances when shares of the Fund are exchanged within 90 days after the date they were purchased and new shares in a regulated investment company are acquired without a sales charge or at a reduced sales charge. In that case, the gain or loss recognized on the exchange will be determined by excluding from the tax basis of the shares exchanged all or a portion of the sales charge incurred in acquiring those shares. This exclusion applies to the extent that the otherwise applicable sales charge with respect to the newly acquired shares is reduced as a result of having incurred the sales charge initially. Instead, the portion of the sales charge affected by this rule will be treated as an amount paid for the new shares.

Each Series of Summit Mutual Fund will be treated separately in determining the amounts of income and capital gains distributions. For this purpose, each Fund will reflect only the income and gains, net of losses of that Fund.

Options, Futures and Forward Contracts and Swap Agreements.  Certain options, futures contracts, and forward contracts in which a Fund may invest may be "Section 1256 contracts." Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses; however, foreign currency gains or losses arising from certain Section 1256 contracts may be treated as ordinary income or loss. Also, Section 1256 contracts held by a Fund at the end of each taxable year (and at certain other times as prescribed pursuant to the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized.

Original Issue Discount.  Certain debt securities acquired by the Funds may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by a Fund, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies.

Some debt securities may be purchased by the Funds at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes.

Constructive Sales.  These rules may affect timing and character of gain if a Fund engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If the Fund enters into certain transactions in property while holding substantially identical property, the Fund would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Fund's holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Fund's holding period and the application of various loss deferral provisions of the Code.

Other Taxes.  The foregoing discussion is general in nature and is not intended to provide an exhaustive presentation of the tax consequences of investing in the Funds. Distributions may also be subject to additional state, local and foreign taxes, depending on each shareholder's particular situation. Depending upon the nature and extent of a Fund's contacts with a state or local jurisdiction, the Fund may be subject to the tax laws of such jurisdiction if it is regarded under applicable law as doing business in, or as having income derived from, the jurisdiction.

FUND TRANSACTIONS AND BROKERAGE

The Adviser is primarily responsible for the investment decisions of each Fund, including decisions to buy and sell securities, the selection of brokers and dealers to effect the transactions, the placing of investment transactions, and the negotiation of brokerage commissions, if any.  No Fund has any obligation to deal with any dealer or group of dealers in the execution of transactions in Fund securities.  In placing orders, it is the policy of the Funds to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, if any, size of the transaction, and difficulty of execution.  While the Adviser generally seeks reasonably competitive spreads or commissions, the Funds will not necessarily be paying the lowest spread or commission available.

If the securities in which a particular Fund of Summit Mutual Funds invests are traded primarily in the over-the-counter market, where possible the Fund will deal directly with the dealers who make a market in the securities involved unless better prices and execution are available elsewhere.  Such dealers usually act as principals for their own account.  On occasion, securities may be purchased directly from the issuer.  Bonds and money market instruments are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.  The cost of Fund securities transactions of each Fund will consist primarily of brokerage commission or dealer or underwriter spreads.

While the Adviser seeks to obtain the most favorable net results in effecting transactions in the Fund securities, brokers who provide supplemental investment research to the Adviser may receive orders for transactions by the Funds.  Such supplemental research service ordinarily consists of assessments and analyses of the business or prospects of a company, industry, or economic sector.  If, in the judgment of the Adviser, the Funds will be benefited by such supplemental research services, the Adviser is authorized to pay commissions to brokers furnishing such services which are in excess of commissions which another broker may charge for the same transaction.  Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser under its Investment Advisory Agreement.  The expenses of the Adviser will not necessarily be reduced as a result of the receipt of such supplemental information.  In some cases, the Adviser may use such supplemental research in providing investment advice to its other advisory accounts.

During the fiscal year ended September 30, 200 7 ~~6~~ , ~~2~~ 9 5% of Summit Mutual Funds' total brokerage was allocated to brokers who furnish statistical data or research information.  Brokerage commissions paid during the fiscal years ended September 30, 200 7 ~~6~~ , 200 6 ~~5~~ and 200 5 ~~4~~ were $151,377, $130,815 ~~,~~ and $129,557  ~~and $179,469~~ , respectively.

DISTRIBUTOR

Quasar Distributors, LLC ("the "Distributor"), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Funds' distributor or principal underwriter pursuant to a Distribution Agreement with Summit Mutual Funds dated October 1, 2004.  The Distributor is registered as a broker-dealer under the 1934 Act and is a member of the ~~NASD~~ FINRA ..  The offering of Fund shares is continuous.  The Distribution Agreement provides that the Distributor, as agent in connection with the distribution of Fund shares, will use appropriate efforts to solicit orders for the sale of Fund shares and undertake such advertising and promotion as it deems reasonable, including, but not limited to, advertising, compensation to underwriters, dealers and sales personnel, printing and mailing prospectuses to persons other than current Fund shareholders, and printing and mailing sales literature.

The Class A Funds pay the Distributor a fee, not exceeding, on an annual basis, 0.25% of the average daily net assets attributable to their Class A shares ("12b-1 fee"), for (a) payments the Distributor makes to banks, financial planners, retirement plan service providers, broker/dealers and other institutions ("Participating Organizations") for distribution assistance and/or shareholder services provided to holders of Class A shares of a Fund pursuant to an agreement between the Distributor and the Participating Organization (including, but not limited to, distributing sales literature; answering routine shareholder inquiries about the Company or Class A shares; assisting shareholders in changing dividend options, account designation and address, and in enrolling into any of several retirement plans offered in connection with the purchase of Class A shares of a Fund; assisting in the establishment and maintenance of customer accounts and records and in the purchase and redemption transactions; investing dividends and capital gains distributions automatically in Class A shares; and providing such other information and services as the Company or the shareholder may reasonably request); or (b) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance and/or shareholder service, including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than holders of Class A shares, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of Class A shares, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries.  For purposes of the Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.  It is anticipated that the Plan will benefit the Class A shareholders of the Funds by, among other ways:  making the Class A shares a more attractive investment alternative in a competitive marketplace, which may result in increased assets to the benefit the Funds and their investors by increasing investment opportunities and diversification and reducing per share operating expenses; increasing the number of distribution channels for Class A shares; and providing incentive to Participating Organizations to incur promotional expenses on behalf of the Funds, which may assist in asset growth.

Pursuant to Rule 12b-1 under the 1940 Act, the Plan that has been approved by the Board of Directors of the Fund, including a majority of Directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements.  The Board of Directors of the Fund shall review, at least quarterly, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

The 12b-1 Plan may be terminated at any time with respect to a Fund's Class A shares by vote of a majority of the Independent Directors, or by a vote of a majority of the outstanding Class A shares of that Fund.  The Plan may be amended by vote of the Directors, including a majority of the Independent Directors.  Any amendment of the Plan that would materially increase the distribution expenses of a Fund's Class A shares requires approval by the Class A shareholders of that respective Fund.

For the fiscal year ended September 30, 200 7 ~~6~~ , distribution and other expenses paid for pursuant to the Funds' Class A 12b-1 plan were:

	Compensation to Underwriters	Compensation to Sales Personnel
Everest Fund	$12,658	$12,658
Nasdaq-100 Index Fund	$653	$653
All Other Class A Funds	$124	$124

Dealer Reallowances

Summit Mutual Funds sells shares directly and through broker-dealers and other authorized financial intermediaries.  When you buy shares, the Funds receive the entire net asset value of the shares you purchase, and the Distributor keeps the sales charge.  Consistent with the sales charge schedule set forth in the prospectus, the Distributor "reallows" a portion of the sales charge to dealers and other intermediaries in accordance with the following schedule:

Dealer Reallowance as % of Offering Price Everest Fund
Investments in the Everest Fund*	Offering Price	Net Amount Invested	Percentage Reallowable to Dealers
Less than $25,000	5.75%	6.10%	5.00%
$25,000-$49,999	5.00%	5.26%	4.25%
$50,000-$99,999	4.50%	4.71%	3.75%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

* Prior To February 1, 2007, investments less than $100,000 were subject to a 5.75% sales charge.

Dealer Reallowance as % of Offering Price Large Cap Growth Fund
Investments in the Large Cap Growth Fund	Offering Price	Net Amount Invested	Percentage Reallowable to Dealers
Less than $25,000	5.75%	6.10%	5.00%
$25,000-$49,999	5.00%	5.26%	4.25%
$50,000-$99,999	4.50%	4.71%	3.75%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

Dealer Reallowance as % of Offering Price Bond Fund
Investments in the Bond Fund	Offering Price	Net Amount Invested	Percentage Reallowable to Dealers
Less than $25,000	4.25%	4.44%	3.50%
$25,000-$49,999	4.00%	4.17%	3.25%
$50,000-$99,999	3.75%	3.90%	3.00%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$749,999	2.00%	2.04%	1.60%
$750,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

Dealer Reallowance as % of Offering Price Short-term Government Fund
Investments in the Short-term Government Fund	Offering Price	Net Amount Invested	Percentage Reallowable to Dealers
Less than $25,000	3.00%	3.09%	2.40%
$25,000-$49,999	2.75%	2.83%	2.15%
$50,000-$99,999	2.50%	2.56%	2.00%
$100,000-$249,999	2.25%	2.30%	1.75%
$250,000-$499,999	2.00%	2.04%	1.60%
$500,000-$749,999	1.75%	1.78%	1.35%
$750,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

Dealer Reallowance as % of Offering Price High Yield Bond Fund
Investments in the High Yield Bond Fund	Offering Price	Net Amount Invested	Percentage Reallowable to Dealers
Less than $25,000	4.25%	4.44%	3.50%
$25,000-$49,999	4.00%	4.17%	3.25%
$50,000-$99,999	3.75%	3.90%	3.00%
$100,000-$249,999	3.50%	3.63%	2.75%
$250,000-$499,999	2.50%	2.56%	2.00%
$500,000-$749,999	2.00%	2.04%	1.60%
$750,000-$999,999	1.50%	1.52%	1.20%
Over $1,000,000	None	None	None

From time to time, the Distributor may enter into agreements under which the dealer reallowance is less than the amounts indicated, in which case the Distributor will benefit to the extent of the reduction in dealer reallowance.

To the extent permitted by applicable laws and regulations, including the rules of the ~~NASD~~ FINRA , Inc., the Distributor may compensate broker-dealers via non-cash compensation, such as prizes, merchandise, and attendance at seminars (including lodging and travel expenses).

PERFORMANCE INFORMATION

The Funds may, from time to time, include performance information in advertisements, sales literature or reports to shareholders or prospective investors. Performance information in advertisements or sales literature may be expressed as average annual total return.

Quotations of average annual total return will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Funds over periods of 1, 5 and 10 years (or up to the life of the Fund since inception), calculated pursuant to the following formula:

P(1 + T)n = ERV

(where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period).

All total return figures will reflect the deduction of the maximum initial sales load of 5.75% in the case of quotations of performance of Class A shares, or reflect the performance of Class I shares and a proportional share of Fund expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid.

Quotations of average annual total return will reflect only the performance of a hypothetical investment in the Funds during the particular time period shown. Such quotations for the Funds will vary based on changes in market conditions and the level of the Funds' expenses, and no reported performance figure should be considered an indication of performance which may be expected in the future.

The Funds may also quote after-tax total returns and tax efficiency. After-tax returns show the Funds' annualized after-tax total returns for the time period specified. After-tax returns with redemptions show the Funds' annualized after-tax total return for the time period specified plus the tax effects of selling your shares of the Funds at the end of the period. To determine these figures, all income, short-term capital gain distributions, and long-term capital gain distributions are assumed to have been taxed at the actual historical federal maximum tax rate. Those maximum tax rates are applied to distributions prior to reinvestment and the after-tax portion is assumed to have been reinvested in the Funds. State and local taxes are ignored.

Tax Efficiency is derived by dividing after-tax returns by pretax returns. The highest possible score would be 100%, which would apply to a Fund that had no taxable distributions. Because many interrelated factors affect tax efficiency, it is difficult to predict tax efficiency.

Actual after-tax returns depend on a shareholder's tax situation and may differ from those advertised by the Funds. After-tax returns reflect past tax effects and are not predictive of future tax effects.

Quotations of average annual total return (after taxes on distributions) will be calculated pursuant to the following formula:

P(1+T)n =ATRD

Where P= hypothetical initial payment of $1,000, T= average annual total return (after taxes on distributions), n= number of years, ATRD = ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods (or life of the Fund since inception) at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions but not after taxes on redemption.

Quotations of average annual total return (after taxes on distributions and redemptions) will be calculated pursuant to the following formula:

P(1+T)n =ATRDR

Where P= hypothetical initial payment of $1,000, T= average annual total return (after taxes on distributions and redemptions, n= number of years, ATRDR = ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10- year periods (or life of the Fund since inception) at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions and redemptions.

Quotations of average annual total return will reflect only the performance of a hypothetical investment during the particular time period shown. Such quotations will vary based on changes in market conditions and the level of the Fund's expenses, and no reported performance figure should be considered an indication of performance which may be expected in the future.  After-tax returns are shown only for Class I and after-tax returns for Class A shares will vary.

PROXY VOTING PROCEDURES

Attached as Appendix B is a copy of the Fund's Proxy voting procedures

GENERAL INFORMATION

Capital Stock

Summit Mutual Funds is a mutual fund.  Its board of directors is responsible for supervising its business affairs and investments, which are managed on a daily basis by the Adviser.  Summit Mutual Funds was incorporated under the laws of the State of Maryland on January 30, 1984.    Shares (including fractional shares) of each fund have equal rights with regard to voting, redemptions, dividends, distributions, and liquidations with respect to that fund. When issued, shares are fully paid and nonassessable and do not have preemptive or conversion rights or cumulative voting rights.

The authorized capital stock of Summit Mutual Funds consists of 1 ~~,~~ , ~~090~~ 130 ,000,000 shares of common stock, par value ten cents ($0.10) per share.  The shares of the authorized capital stock are currently divided into the following classes:

Fund

Authorized Capital Stock

Summit Pinnacle Series

Zenith Portfolio	40,000,000 shares
Bond Portfolio	30,000,000 shares
Capital Portfolio*	30,000,000 shares
S&P 500 Index Portfolio	30,000,000 shares
Micro-Cap Portfolio*	20,000,000 shares
S&P MidCap 400 Index Portfolio Class I	20,000,000 shares
Balanced Index Portfolio	20,000,000 shares
Lehman Aggregate Bond Index Portfolio	20,000,000 shares
Russell 2000 Small Cap Index Portfolio Class I	20,000,000 shares
Nasdaq-100 Index Portfolio	20,000,000 shares
EAFE International Index Portfolio Class I	20,000,000 shares
Russell 2000 Small Cap Index Portfolio Class F	20,000,000 shares
Inflation Protected Plus Portfolio	20,000,000 shares
Lifestyle ETF Market Strategy Target Portfolio	20,000,000 shares
Lifestyle ETF Market Strategy Conservative Portfolio	20,000,000 shares
Lifestyle ETF Market Strategy Aggressive Portfolio	20,000,000 shares
Natural Resources ETF Portfolio	20,000,000 shares
S&P MidCap 400 Index Portfolio Class F	20,000,000 shares
EAFE International Index Portfolio Class F	20,000,000 shares

Summit Apex Series

Money Market Fund	200,000,000 shares
S&P 500 Index Fund*	20,000,000 shares
S&P MidCap 400 Index Fund*	20,000,000 shares
Russell 2000 Small Cap Index Fund*	20,000,000 shares
Balanced Index Fund*	20,000,000 shares
Nasdaq-100 Index Fund Class I	20,000,000 shares
Lehman Aggregate Bond Index Fund*	20,000,000 shares
Micro-Cap Fund*	20,000,000 shares
Bond Fund Class I	20,000,000 shares
Everest Fund Class I	20,000,000 shares
Total Stakeholder Impact Fund*	20,000,000 shares
Short-term Government Fund Class I	20,000,000 shares
High Yield Bond Fund Class I	20,000,000 shares
Emerging Markets Bond Fund*	20,000,000 shares
EAFE International Index Fund*	20,000,000 shares
Nasdaq-100 Index Fund Class F	20,000,000 shares
Total Stakeholder Impact Fund Class F*	20,000,000 shares
Everest Fund Class F	20,000,000 shares
Nasdaq-100 Index Fund Class A*	20,000,000 shares
Total Stakeholder Impact Fund Class A*	20,000,000 shares
Everest Fund Class A	20,000,000 shares
Large Cap Growth Fund Class A	20,000,000 shares
Large Cap Growth Fund Class I	20,000,000 shares
Bond Fund Class A	20,000,000 shares
Short-term Government Fund Class A	20,000,000 shares
High Yield Bond Fund Class A	20,000,000 shares

* No longer offered to shareholders.

The Board of Directors may change the designation of any Fund and may increase or decrease the number of authorized shares of any Fund, but may not decrease the number of authorized shares of any Fund below the number of shares then outstanding.

Each issued and outstanding share is entitled to participate equally in dividends and distributions declared by the respective Fund and, upon liquidation or dissolution, in net assets of such Fund remaining after satisfaction of outstanding liabilities.

Voting Rights

In accordance with an amendment to the Maryland General Corporation Law, the Board of Directors of Summit Mutual Funds has adopted an amendment to its Bylaws providing that unless otherwise required by the Investment Company Act of 1940, Summit Mutual Funds shall not be required to hold an annual shareholder meeting unless the Board of Directors determines to hold an annual meeting.  Summit Mutual Funds intends to hold shareholder meetings only when required by law and such other times as may be deemed appropriate by its Board of Directors.

All shares of common stock have equal voting rights (regardless of the net asset value per share) except that on matters affecting only one Fund, only shares of the respective Fund are entitled to vote.  The shares do not have cumulative voting rights.  Accordingly, the holders of more than 50% of the shares of Summit Mutual Funds voting for the election of directors can elect all of the directors of Summit Mutual Funds if they choose to do so and in such event the holders of the remaining shares would not be able to elect any directors.

Matters in which the interests of all Funds are substantially identical (such as the election of directors or the approval of independent public accountants) will be voted on by all shareholders without regard to the separate Funds.  Matters that affect all Funds but where the interests of the Funds are not substantially identical (such as approval of the Investment Advisory Agreement) would be voted on separately by each Fund.  Matters affecting only one Fund, such as a change in its fundamental policies, are voted on separately by that Fund.

Matters requiring separate shareholder voting by Fund shall have been effectively acted upon with respect to any Fund if a majority of the outstanding voting securities of that Fund votes for approval of the matter, notwithstanding that: (1) the matter has not been approved by a majority of the outstanding voting securities of any other Fund; or (2) the matter has not been approved by a majority of the outstanding voting securities of Summit Mutual Funds.

The phrase "a majority of the outstanding voting securities" of a Fund (or of Summit Mutual Funds) means the vote of the lesser of: (1) 67% of the shares of the Fund (or Summit Mutual Funds) present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (2) more than 50% of the outstanding shares of the Fund (or Summit Mutual Funds).

At a shareholders' meeting on November 9, 2001, the shareholders approved an amendment to the Funds' articles of incorporation whereby the Board is permitted, without further shareholder approval, to effect, from time to time, a stock split or reverse stock split for any or all of the Portfolios that could affect relative voting power of shares in matters requiring a company-wide vote.  On November 9, 2001, the Board of Directors authorized a 1-for-5 reverse stock split for all of the Funds except the Money Market Fund.  The effective date of the reverse stock split was February 19, 2002.

It is anticipated that Union Central will have voting control of the Fund.  With voting control, Union Central could make fundamental and substantial changes (such as electing a new Board of Directors, changing the investment adviser or advisory fee, changing a Fund's fundamental investment objectives and policies, etc.) regardless of the views of shareholders or Contract Owners.  However, under current interpretations of presently applicable law, Contract Owners of variable insurance products that select Summit Funds within a registered separate account are entitled to give voting instructions with respect to Fund shares held in registered separate accounts and therefore all Contract Owners would receive advance notice before any such changes could be made.

Additional Information

This Statement of Additional Information and the Prospectus do not contain all the information set forth in the registration statement and exhibits relating thereto, which Summit Mutual Funds has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933 and the Investment Company Act of 1940, to which reference is hereby made.

FINANCIAL STATEMENTS AND

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This Statement of Additional Information incorporates by reference the Summit Apex Series financial statements dated September 30, ~~2006~~ 2007 , including notes thereto and the independent registered public accounting firm's report thereon, from the Summit Mutual Funds annual report dated September 30, ~~2006~~ 2007 .. The financial statements of Summit Mutual Funds for the fiscal year ended September 30, ~~2006~~  2007 have been audited by Deloitte & Touche LLP, 111 S. Wacker Drive, Chicago, Illinois 60606, which provides auditing ~~and related tax~~  services to the Funds.

SAI - 44

APPENDIX A:  NASDAQ DISCLAIMER

NASDAQ

"Nasdaq" and related marks are trademarks or service marks of The Nasdaq Stock Market, Inc. ("Nasdaq") and have been licensed for use for certain purposes by Summit Mutual Funds and the Nasdaq 100 Index Fund. The Nasdaq 100 Index is composed and calculated by Nasdaq without regard to Summit Mutual Funds.  Nasdaq makes no warranty, express or implied, and bears no liability with respect to the Nasdaq 100 Index Fund.  Nasdaq makes no warranty, express or implied, and bears no liability with respect to Summit Mutual Funds, its use, or any data included therein.

A-1

APPENDIX B:  PROXY VOTING PROCEDURES

SUMMIT MUTUAL FUNDS, INC.

ISS Governance Services

Concise Summary of 2008 U.S. Proxy Voting Guidelines

Effective for Meetings on or after Feb. 1, 2008

Updated Dec. 21, 2007

1. Auditors

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

•

An auditor has a financial interest in or association with the company, and is therefore not independent;

•

There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•

Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•

Fees for non-audit services (“other” fees) are excessive.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

•

The tenure of the audit firm;

•

The length of rotation specified in the proposal;

•

Any significant audit-related issues at the company;

•

The number of audit committee meetings held each year;

•

The number of financial experts serving on the committee; and

•

Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors

Voting on Director Nominees in Uncontested Elections

Vote AGAINST or WITHHOLD from individual directors who:

•

Attend less than 75 percent of the board and committee meetings without a valid excuse;

•

Sit on more than six public company boards;

•

Are CEOs of public companies who sit on the boards of more than two public companies besides their own--withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

•

The company’s proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

•

The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

•

The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•

The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•

The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•

The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•

At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•

The company is a Russell 3000 company that underperformed its industry group (GICS group) under ISS’ “Performance Test for Directors” policy;

•

The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election--any or all appropriate nominees (except new) may be held accountable.

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors when:

•

The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

•

The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

•

The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

•

The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the audit committee if:

•

The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

•

Poor accounting practices are identified which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•

There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote AGAINST or WITHHOLD from the members of the compensation committee if:

•

There is a negative correlation between the chief executive’s pay and company performance;

•

The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

•

The company fails to submit one-time transfers of stock options to a shareholder vote;

•

The company fails to fulfill the terms of a burn-rate commitment made to shareholders;

•

The company has backdated options (see “Options Backdating” policy);

•

The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting

Generally vote AGAINST proposals to eliminate cumulative voting. Generally vote FOR proposals to restore or provide for cumulative voting unless:

•

The company has proxy access or a similar structure to allow shareholders to nominate directors to the company’s ballot; and

•

The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50 percent).

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all the following:

•

Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

o

presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

o

serves as liaison between the chairman and the independent directors;

o

approves information sent to the board;

o

approves meeting agendas for the board;

o

approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

o

has the authority to call meetings of the independent directors;

o

if requested by major shareholders, ensures that he is available for consultation and direct communication;

•

The company publicly discloses a comparison of the duties of its independent lead director and its chairman;

•

The company publicly discloses a sufficient explanation of why it chooses not to give the position of chairman to the independent lead director, and instead combine the chairman and CEO positions;

•

Two-thirds independent board;

•

All independent key committees;

•

Established governance guidelines;

•

The company should not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns*, unless there has been a change in the Chairman/CEO position within that time; and

•

The company does not have any problematic governance issues.

Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided, evaluate on a CASE-BY-CASE basis.

* The industry peer group used for this evaluation is the average of the 12 companies in the same six-digit GICS group that are closest in revenue to the company. To fail, the company must underperform its index and industry group on all four measures (one- and three-year on industry peers and index).

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carveout for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Open Access

Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account:

•

The ownership threshold proposed in the resolution;

•

The proponent’s rationale for the proposal at the targeted company in terms of board and director conduct.

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

•

Long-term financial performance of the target company relative to its industry;

•

Management’s track record;

•

Background to the proxy contest;

•

Qualifications of director nominees (both slates);

•

Strategic plan of dissident slate and quality of critique against management;

•

Likelihood that the proposed goals and objectives can be achieved (both slates);

•

Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

•

The election of fewer than 50 percent of the directors to be elected is contested in the election;

•

One or more of the dissident’s candidates is elected;

•

Shareholders are not permitted to cumulate their votes for directors; and

•

The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Takeover Defenses

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

•

Shareholders have approved the adoption of the plan; or

•

The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•

No lower than a 20 percent trigger, flip-in or flip-over;

•

A term of no more than three years;

•

No dead-hand, slow-hand, no-hand, or similar feature that limits the ability of a future board to redeem the pill;

•

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting, or seek a written consent to vote on rescinding the pill.

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. Mergers and Corporate Restructurings

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•

Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•

Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•

Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•

Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The aggregate CIC figure may be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•

Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including:

•

The reasons for reincorporating;

•

A comparison of the governance provisions;

•

Comparative economic benefits; and

•

A comparison of the jurisdictional laws.

7. Capital Structure

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company’s ongoing use of shares has shown prudence. Factors should include, at a minimum, the following:

•

Rationale;

•

Good performance with respect to peers and index on a five-year total shareholder return basis;

•

Absence of non-shareholder approved poison pill;

•

Reasonable equity compensation burn rate;

•

No non-shareholder approved pay plans; and

•

Absence of egregious equity compensation practices.

Dual-Class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

•

It is intended for financing purposes with minimal or no dilution to current shareholders;

•

It is not designed to preserve the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock), and AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense), and FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

•

The total cost of the company’s equity plans is unreasonable;

•

The plan expressly permits the repricing of stock options without prior shareholder approval;

•

There is a disconnect between CEO pay and the company’s performance;

•

The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group; or

•

The plan is a vehicle for poor pay practices.

Poor Pay Practices

Vote AGAINST or WITHHOLD from compensation committee members, the CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices. The following practices, while not exhaustive, are examples of poor compensation practices:

•

Egregious employment contracts (e.g., multi-year guarantees for salary increases, bonuses, and equity compensation);

•

Excessive perks (overly generous cost and/or reimbursement of taxes for personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances, and/or other excessive arrangements relative to base salary);

•

Abnormally large bonus payouts without justifiable performance linkage or proper disclosure (e.g., performance metrics that are changed, canceled, or replaced during the performance period without adequate explanation of the action and the link to performance);

•

Egregious pension/SERP (supplemental executive retirement plan) payouts (inclusion of additional years of service not worked that result in significant payouts, or inclusion of performance-based equity awards in the pension calculation;

•

New CEO with overly generous new hire package (e.g., excessive “make whole” provisions);

•

Excessive severance and/or change-in-control provisions: Inclusion of excessive change-in-control or severance payments, especially those with a multiple in excess of 3X cash pay;

•

Severance paid for a “performance termination,” (i.e., due to the executive’s failure to perform job functions at the appropriate level);

•

Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered);

•

Perquisites for former executives such as car allowances, personal use of corporate aircraft, or other inappropriate arrangements;

•

Poor disclosure practices, (unclear explanation of how the CEO is involved in the pay setting process, retrospective performance targets and methodology not discussed, or methodology for benchmarking practices and/or peer group not disclosed and explained);

•

Internal pay disparity (e.g., excessive differential between CEO total pay and that of next highest-paid named executive officer);

•

Other excessive compensation payouts or poor pay practices at the company.

Director Compensation

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:

•

Director stock ownership guidelines with a minimum of three times the annual cash retainer.

•

Vesting schedule or mandatory holding/deferral period:

o

A minimum vesting of three years for stock options or restricted stock; or

o

Deferred stock payable at the end of a three-year deferral period.

•

Mix between cash and equity:

o

A balanced mix of cash and equity, for example 40 percent cash/60 percent equity or 50 percent cash/50 percent equity; or

o

If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

•

No retirement/benefits and perquisites provided to non-employee directors; and

•

Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

Employee Stock Purchase Plans--Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

•

Purchase price is at least 85 percent of fair market value;

•

Offering period is 27 months or less; and

•

The number of shares allocated to the plan is 10 percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

•

Purchase price is less than 85 percent of fair market value; or

•

Offering period is greater than 27 months; or

•

The number of shares allocated to the plan is more than 10 percent of the outstanding shares.

Employee Stock Purchase Plans--Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

•

Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

•

Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

•

Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

•

No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Options Backdating

In cases where a company has practiced options backdating, vote AGAINST or WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. Vote AGAINST or WITHHOLD from the compensation committee members who oversaw the questionable options practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

•

Reason and motive for the options backdating issue (inadvertent vs. deliberate grant date changes);

•

Length of time of options backdating;

•

Size of restatement due to options backdating;

•

Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recoupment of option gains on backdated grants;

•

Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, considering:

•

Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•

Rationale for the re-pricing--was the stock price decline beyond management's control?

•

Is this a value-for-value exchange?

•

Are surrendered stock options added back to the plan reserve?

•

Option vesting--does the new option vest immediately or is there a black-out period?

•

Term of the option--the term should remain the same as that of the replaced option;

•

Exercise price--should be set at fair market or a premium to market;

•

Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock, and on plans that do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation. Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Transfer Programs of Stock Options

Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

•

Executive officers and non-employee directors are excluded from participating;

•

Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

•

There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.

Vote AGAINST equity plan proposals if the details of ongoing Transfer of Stock Options programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

•

Eligibility;

•

Vesting;

•

Bid-price;

•

Term of options;

•

Transfer value to third-party financial institution, employees and the company.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named executive officers and the accompanying narrative disclosure of material actors provided to understand the Summary Compensation Table.

Compensation Consultants--Disclosure of Board or Company’s Utilization

Generally vote FOR shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company. Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation. Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Pay for Superior Performance

Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company's compensation plan for senior executives. The proposal should have the following principles:

•

Sets compensation targets for the plan’s annual and long-term incentive pay components at or below the peer group median;

•

Delivers a majority of the plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•

Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

•

Establishes performance targets for each plan financial metric relative to the performance of the company’s peer companies;

•

Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

•

What aspects of the company’s annual and long-term equity incentive programs are performance-driven?

•

If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

•

Can shareholders assess the correlation between pay and performance based on the current disclosure?

•

What type of industry and stage of business cycle does the company belong to?

Performance-Based Awards

Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

•

First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

•

Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of these two requirements.

Pre-Arranged Trading Plans (10b5-1 Plans)

Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

•

Adoption, amendment, or termination of a 10b5-1 plan must be disclosed within two business days in a Form 8-K;

•

Amendment or early termination of a 10b5-1 plan is allowed only under extraordinary circumstances, as determined by the board;

•

Ninety days must elapse between adoption or amendment of a 10b5-1 plan and initial trading under the plan;

•

Reports on Form 4 must identify transactions made pursuant to a 10b5-1 plan;

•

An executive may not trade in company stock outside the 10b5-1 Plan.

•

Trades under a 10b5-1 plan must be handled by a broker who does not handle other securities transactions for the executive.

Recoup Bonuses

Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation, taking into consideration:

•

If the company has adopted a formal recoupment bonus policy; or

•

If the company has chronic restatement history or material financial problems.

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

•

The triggering mechanism should be beyond the control of management;

•

The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the change of control);

•

Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary and excluding of all incentive or bonus pay from the plan’s definition of covered compensation used to establish such benefits.

9. Corporate Social Responsibility (CSR) Issues

Consumer Lending

Vote CASE-BY CASE on requests for reports on the company’s lending guidelines and procedures, including the establishment of a board committee for oversight, taking into account:

•

Whether the company has adequately disclosed mechanisms to prevent abusive lending practices;

•

Whether the company has adequately disclosed the financial risks of the lending products in question;

•

Whether the company has been subject to violations of lending laws or serious lending controversies;

•

Peer companies’ policies to prevent abusive lending practices.

Pharmaceutical Pricing

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

•

The existing level of disclosure on pricing policies;

•

Deviation from established industry pricing norms;

•

The company’s existing initiatives to provide its products to needy consumers;

•

Whether the proposal focuses on specific products or geographic regions.

Product Safety and Toxic Materials

Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic materials and/or product safety in its supply chain, unless:

•

The company already discloses similar information through existing reports or policies such as a supplier code of conduct and/or a sustainability report;

•

The company has formally committed to the implementation of a toxic materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

•

The company has not been recently involved in relevant significant controversies or violations.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phaseout of certain toxic chemicals and/or evaluate and disclose the financial and legal risks associated with utilizing certain chemicals, considering:

•

Current regulations in the markets in which the company operates;

•

Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and

•

The current level of disclosure on this topic.

Climate Change

In general, vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations unless:

•

The company already provides current, publicly available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;

•

The company’s level of disclosure is comparable to or better than information provided by industry peers; and

•

There are no significant fines, penalties, or litigation associated with the company’s environmental performance.

Greenhouse Gas Emissions

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines, or litigation resulting from greenhouse gas emissions.

Political Contributions and Trade Associations Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•

The company is in compliance with laws governing corporate political activities; and

•

The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders. Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

•

Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

•

The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage. Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:

•

The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct;  and/or a diversity report; or

The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

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